================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 31, 2001



                           LASER VISION CENTERS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                    1-10629                         43-1530063
 (State or other           (Commission File                  (I.R.S. Employer
 jurisdiction of                Number)                       Identification
  organization)                                                   Number)


           540 MARYVILLE CENTRE DR., SUITE 200
                   ST. LOUIS, MISSOURI                               63141
        (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (314) 434-6900






================================================================================

                  Reference is made to the Current Report on Form 8-K, dated August 31, 2001, filed by Laser Vision Centers, Inc. ("LaserVision") on September 9, 2001 announcing the acquisition by LaserVision on August 31, 2001 of substantially all of the assets and certain selected liabilities of Clear Vision Laser Centers, Inc. ("Clearvision").

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  The following sets forth certain historical financial statements of Clearvision and unaudited pro forma combined financial information of LaserVision, giving effect to the consummation of the acquisition by LaserVision on August 31, 2001 of substantially all of the assets and certain specified liabilities of Clearvision.

                  (a) Financial Statements of Businesses Acquired. The following historical financial statements of Clearvision are filed herewith:

                           (1) Report of Independent Public Accountants.

                           (2) Consolidated Balance Sheets as of December 31, 2000 and 1999.

                           (3) Consolidated Statements of Operations for the Years Ended December 31, 2000, 1999 and 1998.

                           (4) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2000, 1999 and 1998.

                           (5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998.

                           (6) Notes to Consolidated Financial Statements.

                           (7) Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000 (Unaudited).

                           (8) Consolidated Statements of Operations for the Six Months Ended June 30, 2001 and 2000 (Unaudited).

                           (9) Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2001 and 2000 (Unaudited).

                           (10) Notes to Condensed Consolidated Financial Statements (Unaudited).

                  (b) Pro Forma Financial Information. The following unaudited pro forma combined financial statements of LaserVision giving effect to the acquisition of substantially all of the assets and certain specified liabilities of Clearvision are filed herewith:

                           (1) Pro Forma Combined Statement of Operations for the Twelve Months Ended April 30, 2001 (Unaudited).

                           (2) Notes to Pro Forma Combined Statement of
         Operations for the Twelve Months Ended April 30, 2001 (Unaudited).

                           (3) Pro Forma Combined Statement of Operations for the Three Month Period Ended July 31, 2001.

                           (4) Notes to Pro Forma Combined Statement of
         Operations for the Three Month Period Ended July 31, 2001.

                           (5) Pro Forma Combined Balance Sheet as of July 31, 2001 (Unaudited).

                           (6) Notes to Pro Forma Combined Balance Sheet as of July 31, 2001.

                  (c) Exhibits. See Exhibit Index.

CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

As Of December 31, 2000 And 1999

Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of ClearVision Laser Centers, Inc.:

We have audited the consolidated balance sheets of CLEARVISION LASER CENTERS, INC. (a Nevada corporation) AND SUBSIDIARIES as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearVision Laser Centers, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Arthur Andersen LLP
Denver, Colorado,
      March 9, 2001.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 AND 1999


                                     ASSETS                                             2000             1999
                                     ------                                        --------------   --------------
CURRENT ASSETS:
    Cash and cash equivalents                                                       $   1,262,986      $ 6,012,550
    Trade accounts receivable, net of allowance for doubtful
        accounts of $1,711,000 and $1,067,000, respectively                               522,512        1,687,044
    Other receivables                                                                     312,998               --
    Prepaid royalty cards                                                                 254,050        1,087,320
    Deferred tax asset                                                                         --          616,000
    Other current assets                                                                  210,693          398,812
                                                                                   --------------   --------------
               Total current assets                                                     2,563,239        9,801,726

PROPERTY AND EQUIPMENT:                                                                19,166,810       17,333,767
    Less-accumulated depreciation and amortization                                    (12,036,452)      (7,515,511)
                                                                                   --------------   --------------
               Property and equipment, net                                              7,130,358        9,818,256
                                                                                   --------------   --------------

OTHER NON-CURRENT ASSETS:
    Non-compete agreements, less accumulated amortization of
        $556,772 and $375,256, respectively                                                    --          389,781
    Goodwill, less accumulated amortization of $257,039 and
        $139,934, respectively                                                                 --          602,266
    Investments in unconsolidated affiliates                                              459,032          347,737
    Deferred tax assets                                                                        --        2,567,000
    Other non-current assets                                                              243,555          157,547
                                                                                   --------------   --------------
               Total other non-current assets                                             702,587        4,064,331
                                                                                   --------------   --------------
TOTAL ASSETS                                                                        $  10,396,184      $23,684,313
                                                                                   ==============   ==============

         The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 and 1999


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                          2000              1999
                 ----------------------------------------------                      ------------      ------------
CURRENT LIABILITIES:
    Accounts payable                                                                 $  3,954,087      $  5,260,580
    Patient deposits                                                                      106,591            84,526
    Accrued interest payable                                                              149,969           108,941
    Accrued expenses                                                                      906,970           924,992
    Current maturities of revolving lines
        of credit and notes payable - affiliate (Note 4)                                  382,808           106,950
    Current maturities of long-term debt and capitalized
        lease obligations (Notes 7 and 8)                                               4,831,893         2,565,306
    Other current liabilities                                                             158,685                --
                                                                                   --------------    --------------
               Total current liabilities                                               10,491,003         9,051,295
                                                                                   --------------    --------------
LONG-TERM LIABILITIES:
    Revolving lines of credit- affiliate (Note 4)                                              --            69,841
    Notes payable - related parties (Notes 4 and 11)                                    1,544,572                --
    Bank line of credit and other long-term debt (Note 7)                                  20,457         1,574,564
    Capitalized lease obligations (Notes 4 and 8)                                         364,154         1,828,089
                                                                                   --------------    --------------
               Total long-term liabilities                                              1,929,183         3,472,494
                                                                                   --------------    --------------
SERIES A-1 REDEEMABLE PREFERRED STOCK (Note 10)                                        21,780,526        19,367,010

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                                   --           449,869

COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 14)

STOCKHOLDERS' EQUITY (DEFICIT):
    Series A-2 convertible preferred stock, no par value, 20,000,000
        shares authorized; 4,205,474 shares issued and outstanding                     27,468,024        27,468,024
    Common stock, $.001 par value; 72,000,000 shares authorized;
        2,220,271 and 2,181,521 shares issued and 2,074,021 and
        2,035,271 shares outstanding, respectively                                          2,220             2,182
    Additional paid-in capital (deficit)                                              (32,984,757)      (33,149,040)
    Warrants outstanding                                                                3,056,797         3,007,684
    Common stock held in treasury, at cost (146,250 shares)                            (1,302,300)       (1,302,300)
    Accumulated deficit                                                               (20,044,512)       (4,682,905)
                                                                                   --------------    --------------
               Total stockholders' equity (deficit)                                   (23,804,528)       (8,656,355)
                                                                                   --------------    --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 $ 10,396,184      $ 23,684,313
                                                                                   ==============    ==============


  The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                   2000                 1999               1998
                                                                                   ----                 ----               ----
REVENUE:

     Professional medical services revenue, net                                $ 28,295,530        $ 38,294,939        $ 27,092,191
     Other revenue                                                                  820,968             651,681               7,413
                                                                               ------------        ------------        ------------
          Total revenue                                                          29,116,498          38,946,620          27,099,604

COST OF REVENUE:
     Royalty fees and medical supplies                                            7,572,473          13,022,810           9,274,556
     Salaries and wages                                                           5,045,597           4,360,206           2,165,778
     Depreciation and amortization                                                5,261,868           3,924,327           2,573,861
     Other cost of revenue                                                        5,493,282           5,247,961           2,690,452
                                                                               ------------        ------------        ------------
          Total cost of revenue                                                  23,373,220          26,555,304          16,704,647
                                                                               ------------        ------------        ------------
     Gross profit                                                                 5,743,278          12,391,316          10,394,957

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES:

      Salaries and wages (exclusive of compensation
        expense - recapitalization shown below)                                   6,818,391           5,193,463           2,427,162
      Compensation expense - Recapitalization (Note 11)                              79,459           3,821,168                  --
      Advertising and marketing                                                   3,515,567           3,482,214           2,480,685
      Depreciation and amortization                                                 410,750             243,681             104,970
      Asset impairment (Note 2)                                                     683,131                  --                  --
      Restructuring costs                                                           748,403                  --                  --
      Other selling, general and administrative                                   2,826,174           2,566,241           1,596,784
                                                                               ------------        ------------        ------------
          Total selling, general and administrative expenses                     15,081,875          15,306,767           6,609,601
                                                                               ------------        ------------        ------------
     Income (loss) from operations                                               (9,338,597)         (2,915,451)          3,785,356
                                                                               ------------        ------------        ------------

OTHER INCOME (EXPENSES):

     Equity in income of investees, net                                             230,982             172,762             123,980
     Minority interest                                                                   --            (414,483)           (186,015)
     Interest expense - affiliate                                                  (310,575)           (430,373)           (737,885)
     Other interest expense                                                        (497,755)           (419,569)           (313,907)
     Other income, net                                                              154,158             132,185              26,857
                                                                               ------------        ------------        ------------
          Total other income (expenses)                                            (423,190)           (959,478)         (1,086,970)
                                                                               ------------        ------------        ------------
     Income (loss) before income taxes                                           (9,761,787)         (3,874,929)          2,698,386
     Income tax (expense) benefit                                                (3,186,303)          1,635,000             777,000
                                                                               ------------        ------------        ------------
NET INCOME (LOSS)                                                               (12,948,090)         (2,239,929)          3,475,386

DIVIDENDS AND ACCRETION OF
     REDEEMABLE PREFERRED STOCK                                                  (2,413,517)         (1,041,610)                 --
                                                                               ------------        ------------        ------------
NET INCOME (LOSS) ATTRIBUTABLE
     COMMON STOCK                                                              $(15,361,607)       $ (3,281,539)       $  3,475,386
                                                                               ============        ============        ============
EARNINGS (LOSS) PER SHARE:
     Basic                                                                     $      (6.95)       $      (0.93)       $       0.72
                                                                               ============        ============        ============
     Diluted                                                                   $      (6.95)       $      (0.93)       $       0.64
                                                                               ============        ============        ============


  The accompanying notes to financial statements are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998






                                                                              Series A
                                               Common Stock                  Preferred Stock                        Additional
                                        --------------------------   --------------------------                      Paid-in
                                           Shares         Amount        Shares        Amount        Warrants         Capital
                                        ------------  ------------   ------------  ------------    ------------     ------------
BALANCE, December 31, 1997              4,696,916     $     4,697       103,093   $       103    $   979,045      $ 3,499,636
   Sale of common stock                    10,000              10            --            --             --           49,990
   Exercise of stock options                  325              --            --            --             --            1,300
   Exercise of warrants by non-
      employees (Note 12)                  84,000              84            --            --         (8,641)         113,621
   Shares issued in exchange for
      equipment                             1,867               2            --            --             --           13,998
   Warrants cancelled or forfeited             --              --            --            --        (24,149)          24,149
   Non-cash compensation from stock
      options (Note 12)                        --              --            --            --             --           48,725
   Warrants issued to non-employees            --              --            --            --             --           69,986
   Issuance of common stock in
      connection with acquisition
      of business (Note 3)                 25,000              25            --            --             --          124,975
   Issuance of common stock in
      connection with non-
      compete agreement (Note 6)            7,994               8            --            --             --           39,962
   Warrants issued in connection
      with acquisition of business
      (Note 3)                                 --              --            --            --         79,800               --
   Repurchase of common stock
      (56,250 shares) (Note 4)                 --              --            --            --             --               --
   Net income                                  --              --            --            --             --               --
                                      -----------     -----------   -----------   -----------    -----------      -----------
BALANCE, December 31, 1998              4,826,102     $     4,826       103,093   $       103    $ 1,026,055      $ 3,986,342
                                      ===========     ===========   ===========   ===========    ===========      ===========


                                           Treasury    Accumulated
                                             Stock        Deficit        Total
                                          ------------ ------------  ------------
BALANCE, December 31, 1997              $        --    $(4,876,752)    $  (393,271)
   Sale of common stock                          --             --          50,000
   Exercise of stock options                     --             --           1,300
   Exercise of warrants by non-
      employees (Note 12)                        --             --         105,064
   Shares issued in exchange for
      equipment                                  --             --          14,000
   Warrants cancelled or forfeited               --             --              --
   Non-cash compensation from stock
      options (Note 12)                          --             --          48,725
   Warrants issued to non-employees              --             --          69,986
   Issuance of common stock in
      connection with acquisition
      of business (Note 3)                       --             --         125,000
   Issuance of common stock in
      connection with non-
      compete agreement (Note 6)                 --             --          39,970
   Warrants issued in connection
      with acquisition of business
      (Note 3)                                   --             --          79,800
   Repurchase of common stock
      (56,250 shares) (Note 4)             (225,000)            --        (225,000)
   Net income                                    --      3,475,386       3,475,386
                                        -----------    -----------     -----------
BALANCE, December 31, 1998              $  (225,000)   $(1,401,366)    $ 3,390,960
                                        ===========    ===========     ===========





  The accompanying notes to financial statements are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                   Series A                       Series A-2
                                                 Common Stock                   Preferred Stock                 Preferred Stock
                                        ----------------------------    ----------------------------    ---------------------------
                                            Shares          Amount           Shares        Amount            Shares        Amount
                                        ------------    ------------    ------------    ------------    ------------   ------------
BALANCE, December 31, 1998                 4,826,102    $      4,826         103,093    $        103              --   $         --

  Recapitalization (Note 11)-
     Conversion of promissory
        notes to common stock                 76,666              77              --              --              --             --
     Conversion of preferred
        stock into common stock              103,000             103        (103,093)           (103)             --             --
     Issuance of series A-2
        preferred stock, net
        of offering costs of
        $1,248,639                                --              --              --              --       3,787,764     25,947,506
     Acquisition of common
        stock                             (3,088,877)         (3,089)             --              --              --             --
     Cash settlement of warrants                  --              --              --              --              --             --
     Warrants issued to non-
        employees                                 --              --              --              --              --     (1,478,647)
     Warrants issued to employees                 --              --              --              --              --             --
  Warrants issued to non-
        employees (Note 12)                       --              --              --              --              --             --
  Exercise of warrants by non-
        employees, including tax
        benefit of $649,000                  261,750             262              --              --              --             --
  Non-cash compensation from
        stock options (Note 12)                   --              --              --              --              --             --
  Exercise of stock options                    2,880               3              --              --              --             --
  Management and Services
        Agreement (Note 4) -
        Common stock reacquired
          (90,000 shares)                         --              --              --              --              --             --
       Issuance of warrants                       --              --              --              --              --             --
  Warrants cancelled or forfeited                 --              --              --              --              --             --
  Sale of Series A-2 preferred stock              --              --              --              --         417,710      2,999,165
  Dividends and accretion of
       redeemable preferred stock                 --              --              --              --              --             --
  Net loss                                        --              --              --              --              --             --
                                        ------------    ------------    ------------    ------------    ------------   ------------
BALANCE, December 31, 1999                 2,181,521    $      2,182              --    $         --       4,205,474   $ 27,468,024
                                        ============    ============    ============    ============    ============   ============




                                                              Additional
                                                                Paid-in         Treasury       Accumulated
                                              Warrants          Capital           Stock          Deficit           Total
                                            ------------     ------------     ------------     ------------     ------------
BALANCE, December 31, 1998                  $  1,026,055     $  3,986,342     $   (225,000)    $ (1,401,366)    $  3,390,960

  Recapitalization (Note 11)-
     Conversion of promissory
        notes to common stock                         --          229,923               --               --          230,000
     Conversion of preferred
        stock into common stock                       --               --               --               --               --
     Issuance of series A-2
        preferred stock, net
        of offering costs of
        $1,248,639                                    --               --               --               --       25,947,506
     Acquisition of common
        stock                                         --      (36,970,767)              --               --      (36,973,856)
     Cash settlement of warrants                (756,209)      (2,242,554)              --               --       (2,998,763)
     Warrants issued to non-
        employees                              2,465,097               --               --               --          986,450
     Warrants issued to employees                 84,825               --               --               --           84,825
  Warrants issued to non-
        employees (Note 12)                       55,220               --               --               --           55,220
  Exercise of warrants by non-
        employees, including tax
        benefit of $649,000                     (195,527)       1,785,375               --               --        1,590,110
  Non-cash compensation from
        stock options (Note 12)                       --           44,232               --               --           44,232
  Exercise of stock options                           --           15,883               --               --           15,886
  Management and Services
        Agreement (Note 4) -
        Common stock reacquired
          (90,000 shares)                             --               --       (1,077,300)              --       (1,077,300)
       Issuance of warrants                      332,190               --               --               --          332,190
  Warrants cancelled or forfeited                 (3,967)           2,526               --               --           (1,441)
  Sale of Series A-2 preferred stock                  --               --               --               --        2,999,165
  Dividends and accretion of
       redeemable preferred stock                     --               --               --       (1,041,610)      (1,041,610)
  Net loss                                            --               --               --       (2,239,929)      (2,239,929)
                                            ------------     ------------     ------------     ------------     ------------
BALANCE, December 31, 1999                  $  3,007,684     $(33,149,040)    $ (1,302,300)    $ (4,682,905)    $ (8,656,355)
                                            ============     ============     ============     ============     ============


                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                               Series A                     Series A-2
                                                 Common Stock               Preferred Stock               Preferred Stock
                                          ---------------------------     ---------------------     ---------------------------
                                             Shares         Amount        Shares        Amount         Shares          Amount
                                          -----------     -----------     -------      --------     -----------     -----------
BALANCE, December 31, 1999                  2,181,521     $     2,182          --      $     --       4,205,474     $27,468,024

   Warrants issued to employees and
      Non-employees (Note 12)                      --              --          --            --              --              --
   Exercise of warrants by non-
      employees                                 3,950               3          --            --              --              --
   Warrants exercised in exchange
      for $100,000 promissory note             25,000              25          --            --              --              --
   Exercise of stock options                    9,800              10          --            --              --              --
   Non-cash compensation from
      stock options                                --              --          --            --              --              --
   Warrants cancelled or forfeited                 --              --          --            --              --              --
   Dividends and accretion of
      redeemable preferred stock                   --              --          --            --              --              --
   Net loss                                        --              --          --            --              --              --
                                          -----------     -----------     -------      --------     -----------     -----------
BALANCE, December 31, 2000                  2,220,271     $     2,220          --      $     --       4,205,474     $27,468,024
                                          ===========     ===========     =======      ========     ===========     ===========




                                                            Additional
                                                              Paid-in         Treasury        Accumulated
                                             Warrants         Capital           Stock           Deficit           Total
                                          ------------     ------------     ------------     ------------     ------------
BALANCE, December 31, 1999                $  3,007,684     $(33,149,040)    $ (1,302,300)    $ (4,682,905)    $ (8,656,355)

   Warrants issued to employees and
      Non-employees (Note 12)                  132,064               --               --               --          132,064
   Exercise of warrants by non-
      employees                                     --           18,922               --               --           18,925
   Warrants exercised in exchange
      for $100,000 promissory note             (17,448)          17,423               --               --               --
   Exercise of stock options                        --           48,490               --               --           48,500
   Non-cash compensation from
      stock options                                 --           37,500               --               --           37,500
   Warrants cancelled or forfeited             (65,503)          41,948               --               --          (23,555)
   Dividends and accretion of
      redeemable preferred stock                    --               --               --       (2,413,517)      (2,413,517)
   Net loss                                         --               --               --      (12,948,090)     (12,948,090)
                                          ------------     ------------     ------------     ------------     ------------
BALANCE, December 31, 2000                $  3,056,797     $(32,984,757)    $ (1,302,300)    $(20,044,512)    $(23,804,528)
                                          ============     ============     ============     ============     ============

              The accompanying notes to financial statements are an
                 integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                     2000               1999               1998
                                                                                 ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                            $(12,948,090)      $ (2,239,929)      $  3,475,386
    Adjustments to reconcile net income (loss) to net
        cash from operating activities-
           Amortization of non-compete agreements
           and goodwill                                                               298,621            333,681            299,962
           Depreciation and amortization                                            5,373,997          3,834,327          2,353,779
           Allowance for doubtful accounts                                            644,317            437,534            240,000
           Asset impairment                                                           683,131                 --                 --
           Equity in income of investees                                             (230,982)          (172,762)          (123,980)
           Loss on disposal of fixed assets                                            40,885                 --                 --
           Gain from Management and Services Agreement
               (Note 4)                                                              (294,160)          (235,327)                --
           Warrants issued to non-employees                                            29,050             55,220             69,986
           Non-cash compensation for employee warrants                                 79,459             83,385                 --
           Non-cash compensation for employee options                                  37,500             44,232             48,725
           Minority interest                                                               --            414,483            186,015
           Deferred tax provision (benefit)                                         3,183,000         (1,527,000)        (1,007,000)
           Distributions from unconsolidated affiliates                               115,887            151,259             72,586
    Effect of changes in operating assets and liabilities-
        Trade accounts receivable                                                     520,215           (791,317)        (1,017,567)
        Other receivables                                                            (312,998)                --                 --
        Prepaid royalty cards                                                         833,270           (320,710)          (263,355)
        Other current assets                                                          188,119            (62,032)          (300,700)
        Other non-current assets                                                      (86,008)           (43,111)           (72,301)
        Accounts payable                                                           (1,306,493)         2,247,395          1,554,779
        Patient deposits                                                               22,065            (61,890)            57,510
        Accrued interest payable                                                       41,028            (23,013)           (49,893)
        Accrued expenses                                                              434,824           (177,491)           582,148
                                                                                 ------------       ------------       ------------
           Net cash provided by (used in) operating activities                     (2,653,363)         1,946,934          6,106,080
                                                                                 ------------       ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Notes receivable - related party                                                       --             52,666                 --
    Purchase of property and equipment, net                                        (1,944,271)        (5,372,446)        (3,421,267)
    Sale of property and equipment                                                    166,000                 --                 --
    Distribution from unconsolidated affiliates                                         3,800             69,472            176,136
    Purchase of Laser Northwest                                                            --           (803,135)                --
    Purchase of minority interest in subsidiary                                      (439,575)                --                 --
                                                                                 ------------       ------------       ------------
           Net cash used in investing activities                                   (2,214,046)        (6,053,443)        (3,245,131)
                                                                                 ------------       ------------       ------------

               The accompanying notes to financial statements are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998



                                                                                      2000              1999              1998
                                                                                 ------------       ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Recapitalization transaction-
        Proceeds from issuance of Series A-1 Redeemable
           Preferred Stock                                                       $         --       $ 18,143,390       $         --
        Proceeds from issuance of Series A-2 Convertible
           Preferred Stock                                                                 --         27,196,146                 --
        Transaction costs from the issuance of
           preferred stock                                                                 --         (2,081,030)                --
        Cash redemption of common stock                                                    --        (36,973,856)                --
        Cash redemption of warrants                                                        --         (2,998,763)                --
    Proceeds from line of credit                                                           --          1,090,000                 --
    Proceeds from notes payable - related parties                                     909,000                 --                 --
    Net repayments under working capital
        lines of credit and other payables - affiliate                               (107,124)          (482,485)          (270,594)
    Payments on notes payable                                                              --                 --           (391,338)
    Proceeds from long-term debt                                                    3,211,318                 --          1,969,141
    Payments on long-term debt and capital
        lease obligations                                                          (3,962,774)        (2,372,264)        (1,951,874)
    Proceeds from issuance of common stock                                                 --                 --             50,000
    Purchase of treasury stock                                                             --                 --           (225,000)
    Proceeds from exercise of options                                                  48,500             15,886              1,300
    Proceeds from exercise of warrants                                                 18,925            941,110            105,064
    Distribution to minority interest                                                      --           (150,629)                --
    Sale of Series A-1 and A-2 preferred stock                                             --          5,000,000                 --
                                                                                 ------------       ------------       ------------
           Net cash provided by (used in) financing activities                        117,845          7,327,505           (713,301)
                                                                                 ------------       ------------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                                    (4,749,564)         3,220,996          2,147,648

CASH AND CASH EQUIVALENTS, beginning of year                                        6,012,550          2,791,554            643,906
                                                                                 ------------       ------------       ------------
CASH AND CASH EQUIVALENTS, end of year                                           $  1,262,986       $  6,012,550       $  2,791,554
                                                                                 ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
        Interest paid during the year                                            $    767,301       $    768,372       $  1,001,899
                                                                                 ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
        Equipment acquired under capital lease
           obligations and notes payable                                         $    948,713       $  2,956,800       $    583,687
                                                                                 ============       ============       ============
        Common stock issued in connection with
           non-compete agreement (Note 6)                                        $         --       $         --       $     39,970
                                                                                 ============       ============       ============
        Common stock issued in connection with
           acquisition of businesses (Note 3)                                    $         --       $         --       $    125,000
                                                                                 ============       ============       ============
        Warrants issued in connection with acquisition
           of a business (Note 6)                                                $         --       $         --       $     79,800
                                                                                 ============       ============       ============
        Common stock issued in exchange for equipment                            $         --       $         --       $     14,000
                                                                                 ============       ============       ============
        Conversion of promissory notes to common stock                           $         --       $    230,000       $         --
                                                                                 ============       ============       ============
        Accretion of Series A-1 Preferred Stock                                  $    255,605       $    133,023       $         --
                                                                                 ============       ============       ============
        Accrued dividends on Series A-1 Preferred Stock                          $  1,105,272       $    908,587       $         --
                                                                                 ============       ============       ============
        Dividend issue of Series A-1 Preferred Stock                             $  1,961,226       $         --       $         --
                                                                                 ============       ============       ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999



1.    NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, since its inception and through December 31, 2000, the Company has generated net losses totaling $16,589,385, including net losses of $12,948,090 and $2,239,929 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company had a net use of cash from operations of $2,653,363 for the year ended December 31, 2000.

The laser vision correction industry has experienced a significant increase in competition, including competition from discount providers, which has had a material negative impact on the Company's results of operations. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. The Company incurred $748,403 for severance payments, the closure of under-performing sites and the elimination of excess lease space, which is reflected as restructuring costs in the accompanying statement of operations for the year ended December 31, 2000. Management continues to evaluate and implement additional cost reduction measures.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, as well as the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of ClearVision Laser Centers, Inc. and its wholly and majority-owned subsidiaries. The 44.6% interest in one subsidiary that was not owned by the Company as of December 31, 1999, is presented as a minority interest in the accompanying consolidated financial statements. Effective January 1, 2000, the Company acquired the minority interest for $439,575. The $10,294 book value of the minority interest in excess of the purchase price was recorded as a reduction of goodwill. All significant intercompany accounts and transactions have been eliminated.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

Colorado Excimer Leasing-1, LLC       CEL, a limited liability company, was
                                      formed in February 1995. As of December
                                      31, 2000, 1999 and 1998, the Company owned a 37.3% interest in CEL.

Utah Excimer Leasing, LLC             UEL, a limited liability company, was
                                      formed in September 1995. As of December
                                      31, 2000, 1999 and 1998, the Company owned a 49.1% interest in UEL.

Southern Colorado Excimer             SCEL, a limited liability company, was
Leasing, LLC                          formed in October 1995. As of December 31,
                                      2000, 1999 and 1998, the Company owned an 18% interest in SCEL.

The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. The ownership interest in each of the LeaseCos that is not held by the Company is held by certain individual doctors who utilize the Company's centers. The LeaseCos obtained third-party lease financing for lasers and other equipment which were then leased to the Company for use in its centers (Note 4).

The following table summarizes financial information for the LeaseCos, for the years ended December 31, 2000, 1999 and 1998, respectively:


                                                          2000                  1999               1998
                                                       ----------           ----------           ----------
         Rental Income                                 $  735,393           $  994,012           $1,533,237
         Interest Income                                   33,933              169,857               95,162
         Interest Expense                                  23,267              110,849              193,671
         Net Income                                       577,786              479,744              490,268
         Total Assets                                   1,342,091            1,071,489            2,395,307
         Capitalized Lease Obligations                         --              263,672            1,169,453
         Total Members' Capital                         1,134,895              581,689              902,593

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents are composed of money market funds, which are stated at cost and approximate market.

Trade Accounts Receivable

Trade accounts receivable consists of amounts due from doctors for their use of the Company's centers, or from insurance companies in cases where the Company performs billing services on behalf of the doctors, net of an estimate of uncollectable amounts. The amount of insurance claims receivable, which will be remitted to the doctors only upon collection by the Company, is included in accounts payable. The Company does not require collateral on its trade receivables.

Prepaid Royalty Cards

Prepaid royalty cards consist of cards necessary to use the Company's excimer lasers. The cost of these cards is charged to royalty fees expense as they are used.

Property and Equipment

Property and equipment, including assets acquired under capital leases, consists principally of lasers and other medical equipment and is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation and amortization are computed utilizing the straight-line method over estimated useful lives or, in the case of leasehold improvements, over the shorter of the estimated useful lives or the remaining lease term.

Goodwill

The Company recorded goodwill in connection with the acquisitions of the minority interests in certain consolidated subsidiaries, its interest in CEL and certain other acquisitions. Amortization is recorded on a straight-line basis, generally over periods of three to fifteen years (Note 3).

Non-compete Agreements

The Company has entered into non-compete agreements with certain doctors (Notes 3, 4 and 6). The cost of each non-compete agreement is amortized over the estimated period of benefit, typically three to five years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. Due to the factors described in Note 1 (Liquidity and Capital Resources), management evaluated the carrying value of its long-lived assets and recorded an impairment in 2000 of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions.

Revenue

Professional medical services revenue represents fees, less discounts, earned for laser vision correction procedures performed at the Company's centers. This revenue is also presented net of professional medical services fees paid to doctors. Beginning in 1999, the Company has amended its agreements with doctors to provide that the Company receives a fixed fee per procedure performed by the doctors rather than a variable percentage of the procedure fee earned by the doctor.

Other revenue includes revenue received from the sale of marketing materials and other miscellaneous sources and management services revenue.

Cost of Revenue

Cost of revenue includes expenses directly related to the operation of the laser vision correction centers, including royalty fees, medical supplies, salaries and wages, depreciation and amortization, including amortization of non-compete agreements and other expenses. Other cost of revenue includes costs related to the operation and occupancy of the laser vision correction centers, such as rent, utilities and office supplies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses that are not directly related to the operation of the laser vision correction centers, including salaries and wages, advertising and marketing expenses, depreciation and amortization, training and contract labor. Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized.

Earnings (Loss) per Share

Basic earnings (loss) per share is determined by dividing net income (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings per share includes the effects of potentially issuable common stock, but only if dilutive. The treasury stock method, using the average price of the Company 's stock for the period, is applied to determine the dilution from stock options, warrants, convertible debt and Series A Convertible Preferred Stock. These securities were excluded for the years ended December 31, 2000 and 1999 as anti-dilutive because of the net loss reported for those years.


                                                                        Year Ended December 31,
                                                     ------------------------------------------------------------
                                                          2000                    1999                   1998
                                                     ------------            ------------            ------------
Basic Earnings (Loss) per Share:
  Numerator-
    Net income (loss) attributable
      to common stock                                $(15,361,607)           $ (3,281,539)           $  3,475,386
  Denominator-
    Weighted average shares outstanding                 2,211,351               3,541,880               4,803,735
                                                     ------------            ------------            ------------
  Basic Earnings (Loss) per Share                    $      (6.95)           $      (0.93)           $       0.72
                                                     ============            ============            ============

Diluted Earnings (Loss) per Share:
  Numerator-
    Net income (loss) attributable
      to common stock                                $(15,361,607)           $ (3,281,539)           $  3,475,386
    Interest on convertible debt, net
      of tax effect                                            --                      --                   8,400
                                                     ------------            ------------            ------------
                                                      (15,361,607)             (3,281,539               3,483,786
                                                     ------------            ------------            ------------
  Denominator-
  Weighted average shares outstanding                   2,211,351               3,541,880               4,803,735
  Options                                                      --                      --                 134,633
  Warrants                                                     --                      --                 346,865
  Convertible debt                                             --                      --                  76,667
  Convertible preferred stock                                  --                      --                 103,093
                                                     ------------            ------------            ------------
                                                        2,211,351               3,541,880               5,464,993
                                                     ------------            ------------            ------------
  Diluted Earnings (Loss) per Share                  $      (6.95)           $      (0.93)           $       0.64
                                                     ============            ============            ============

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive "Income", prescribes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources (revenues, expenses, gains and losses). From its inception through December 31, 2000, the Company's comprehensive income (loss) has been the same as its net income (loss).

New Accounting Standards

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, which delayed the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), until fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instruments and whether (and how) it is designated as a hedge. As of December 31, 2000, the Company was not engaged in any derivative financial instruments and accordingly, there was no effect of adopting SFAS 133 on January 1, 2001.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

3. ACQUISITIONS:

1998 Acquisitions

In January 1998, the Company acquired the business of Laser Visioncare, a Tacoma, Washington based laser eye surgery clinic. In connection with this transaction, the Company issued 5,000 shares of its common stock, having a fair value of $25,000, to Laser Visioncare shareholders and assumed Laser Visioncare's laser and facility leases. The doctor shareholders of Laser Visioncare agreed to reimburse the Company (subject to certain limitations) for payments made under the laser lease through a deduction from professional fees otherwise payable to the doctors for laser correction procedures performed. In connection with this transaction, the Company recorded a receivable related to the laser lease reimbursement agreement, capitalized the laser and recorded the related lease obligation.

In 1998, the Company issued 10,000 shares of its common stock, having a fair value of $50,000, to the partners of Nashville Global Vision Limited Partnership ("Global") for the purchase of Global's business. In connection with this transaction, the Company attributed the $50,000 value of the stock issued to non-compete arrangements obtained from Global's partners, capitalized the laser and recorded the related lease obligation. The cost allocated to the non-compete agreements is amortized over the period of benefit, estimated to be three years.

In 1998, the Company acquired the business of Laser Eye Care Center of Atlanta ("Laser Eye") in exchange for 10,000 shares of its common stock and the assumption of Laser Eye's laser and facility leases. The fair value of the 10,000 shares of the Company's common stock totaled $50,000 and was attributed to non-compete arrangements obtained from Laser Eye's members. This cost is being amortized over the period of benefit, estimated to be three years.

1999 Acquisition

In May 1999, the Company purchased substantially all of the assets of Laser Northwest, a Seattle, Washington based laser eye surgery clinic, for $803,135. In connection with this transaction, the Company recorded goodwill for approximately $292,000, capitalized the laser and other acquired assets, and attributed approximately $144,000 to non-compete arrangements for payments made to the physicians for each of their owned units of the partnership. The cost of both the goodwill and the non-compete arrangements were being amortized over the period of benefit, estimated to be three years.

During 2000, these assets were deemed to be impaired and the remaining book value is included in the $683,131 asset impairment charge in the accompanying statement of operations.

4.   RELATED PARTY TRANSACTIONS:

The Company has entered into various lease arrangements with the LeaseCos (Note
2) for lasers and other related equipment which are accounted for as capital leases by the Company (Note 8). Additionally, the LeaseCos have provided ClearVision Laser Centers - Southern Colorado, LLC ("CVSC"), ClearVision Laser Centers - Utah, LLC ("CVU") and ClearVision Laser Centers - Denver, LLC ("CVD") with revolving lines of credit to borrow up to $400,000, $400,000 and $600,000, respectively. The notes payable by CVSC and CVU were paid in full on their due dates in 1999. CVD's borrowings under its line of credit totaled $69,667 and $176,791 as of December 31, 2000 and 1999, respectively. Interest on CVD's line of credit accrues at 14% per annum and is payable quarterly. The unpaid principal and interest are due in full on July 31, 2001. Upon the occurrence of certain events of default, as defined, CVD's revolving line of credit is due and payable on demand.

During 2000, a director and former officer of the Company acquired the laser leased by CVSC from SCEL and a new laser and sold those lasers to the Company in exchange for a note payable totaling $748,713. The Company also acquired the laser under lease from UEL in exchange for a note payable for $200,000. Interest expense to the Company under these leases and working capital lines of credit totaled $310,575, $430,373 and $737,885 for the years ended December 31, 2000, 1999 and 1998, respectively. The LeaseCos are managed by Accel Holdings, Inc., a company owned by the director and former officer of the Company.

During 1997, the Company acquired two lasers from doctors. One laser was acquired in exchange for $50,000 cash and a $150,000 note. This note was fully repaid in 1998. The second laser was acquired by assuming the remaining payments due by the doctor to the vendor totaling approximately $252,000. Approximately $7,000 remained outstanding on this note as of December 31, 1999, which was fully repaid during 2000 (Note 7).

The Company also acquired other medical equipment from doctors during 1997 totaling approximately $68,250. The unpaid balances on notes issued for these purchases were fully repaid during 1998.

In March 1997, the Company loaned a doctor $50,000 under a five-year note bearing interest at 8% per annum, payable annually commencing May 1, 1998. This note was repaid in 1998. Additionally, as of December 31, 1997, the Company had a $26,885 receivable from CEL which was repaid in 1998.

In August 1998, the Company repurchased 56,250 shares of its common stock from a principal shareholder and former employee for $225,000.

Under agreements with certain doctors, the Company reimburses the doctors for marketing costs incurred.

Management and Services Agreement

The Company entered into a Management and Services Agreement with a doctor effective May 1, 1999 (the "Management Agreement"). Under the Management Agreement, the Company managed the operations of the doctor's laser center and provided marketing support through its call-center. As compensation for its services, the Company received a management fee based upon the number of procedures performed at the doctor's center each month. Additionally, the Company leased certain laser equipment to the doctor.

The Management Agreement superseded all previous agreements between the Company and the doctor, including a four-year non-compete agreement executed in April 1997, for which the Company issued the doctor a restricted stock certificate representing 90,000 shares of the Company's common stock (the "Restricted Stock"). The non-compete agreement was recorded at the $450,000 value of the Restricted Stock and was being amortized over the four-year period of the non-compete agreement. The Restricted Stock was subject to forfeiture only if the doctor and/or his employees failed to perform a specified minimum number of procedures annually at Company sites.

As consideration for executing the Management Agreement and the cancellation of the Restricted Stock, the Company issued the doctor warrants to purchase 90,000 shares of the Company's common stock at $6.53 per share. Warrants for 30,000 shares vested immediately upon grant, with warrants for an additional 30,000 shares scheduled to vest on May 1, 2001 and May 1, 2003, respectively, provided the Management Agreement was in full force and in effect at the time of vesting.

As a result of this transaction, the Company realized a gain of approximately $529,000, representing the difference between the fair value of the cancelled Restricted Stock and the total of (i) the net book value of the initial non-compete December 31, agreement and (ii) the fair value of the warrants issued. Approximately $235,000 of the gain was recognized, and is included in other revenue in the accompanying consolidated statement of operations, for the year ended December 31, 1999. The doctor terminated the Management Agreement in July 2000, and the remaining deferred gain of approximately $294,000 was fully recognized and is included in other revenue in the accompanying consolidated statement of operations for the year ended December 31, 2000. Additionally, as part of the termination agreement, the doctor's 60,000 unvested warrants for the purchase of the Company's common stock were vested.

Management Agreement

In connection with the recapitalization transaction (Note 11), the Company entered into a five-year management agreement with two purchasers of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock. Under that agreement, the investors perform services relating to business and organizational strategy, financial and investment management, advisory and merchant and investment banking advice, for an aggregate fee of $250,000 per year. In July 2000, the investors agreed to suspend the fee under the Management Agreement for one year. The fee for 2000 is approximately $125,000.

5.   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                                          Life
                                                        (In Years)                December 31,
                                                       ------------      --------------------------------
                                                                              2000              1999
                                                                         --------------    --------------
Lasers and medical equipment                                3             $ 15,329,470      $ 14,317,712
Laser transport systems                                     3                  991,362           953,018
Computers and office equipment                              3                1,401,516         1,048,742
Furniture and fixtures                                      5                  499,617           379,397
Leasehold improvements                                      5                  928,477           485,852
Work in process                                                                 16,368           149,046
                                                                          ------------      ------------
                                                                            19,166,810        17,333,767
Accumulated depreciation
  and amortization                                                         (12,036,452)       (7,515,511)
                                                                          ------------      ------------
Property and equipment, net                                               $  7,130,358      $  9,818,256
                                                                          ============      ============

6.   NON-COMPETE AGREEMENTS:

In 1998, the Company issued a warrant to a doctor for the purchase of 20,000 shares of the Company's common stock for $.01 per share in exchange for a commitment by the doctor not to compete with the Company and to provide part-time consulting services for a period of three years. The fair value of this warrant totaled approximately $80,000 and is amortized over the estimated three year period of benefit.

In 1998, the Company issued 7,994 shares of its common stock to certain doctors in connection with the commencement of operations at a new location. The fair value of these shares totaled approximately $40,000 and is amortized over the period of benefit, estimated to be three years.

Amortization expense related to non-compete agreements totaled approximately $182,000, $223,000 and $269,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

As of December 31, 2000, based on the Company's results of operations for 2000, and due to the adverse conditions in certain of its markets (Note 1), the Company determined that there was no remaining value to its non-compete agreements. Accordingly, the Company wrote-off the unamortized book value of non-compete agreements totaling approximately $208,000, which is included in asset impairment in the accompanying consolidated statement of operations for the year ended December 31, 2000.

7.   DEBT:

Bank Line of Credit

As of December 31, 1999, the Company had a $1,000,000 bank line of credit, of which the full amount of the credit facility was outstanding. The line of credit, which was payable in full on May 10, 2001, was repaid in full and cancelled in 2000. Borrowings under the line of credit accrued interest at the bank's prime rate.

Convertible Debt

The Company received proceeds of $40,000 and $190,000 from the sale of convertible notes during 1997 and 1996, respectively. The convertible notes accrued interest at an annual rate of 6%, payable semi-annually. In March 1999, the convertible debt was converted into shares of the Company's common stock at $3.00 per share.

Other Long-Term Debt

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage Ratios, as defined, of no more than 3 to 1 and Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of December 31, 2000, the Company was not in compliance with certain Facility covenants. Accordingly, the Company is not currently permitted to request draws under the Revolver and the entire $3,000,000 Term Loan is classified as a current liability in the accompanying consolidated balance sheet as of December 31, 2000, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants. Total long-term debt consists of the following:

                                                                                         December 31,
                                                                                ------------------------------
                                                                                     2000            1999
                                                                                -------------    -------------
Bank line of credit                                                             $         --      $ 1,000,000

Term Loan                                                                          3,000,000               --

Revolving lines of credit - affiliate (Note 4)                                        69,667          176,791

Note payable; interest at 12% per annum; principal and
  interest due monthly through March 2000; collateralized
  by laser                                                                                --            7,325

Notes payable to a financial institution; interest at rates
  ranging from 9.6% to 12.5% per annum; principal and
  interest generally due in 36 monthly payments; debt
  maturities at various dates through November 2001;
  collateralized by lasers and other equipment                                            --        1,417,448

Note payable to UEL; interest at 8.5% per annum; principal
  due in four equal payments through September 2001;
  interest due in September 2001 (Note 4)                                            200,000               --

Note payable to a director and former officer; interest at 10%
  per annum; principal and interest due quarterly through
  October 2006 (Note 4)                                                              748,713               --

Note payable; interest at 12% per annum; principal and
  interest due in 60 monthly payments through October 2005                            25,040               --

Notes payable to four related parties and former officers for escrow releases; interest at a rate of 10% per annum,
  principal and interest due in October 2006, or earlier upon a change in control or 91 days after payment in full of all amounts due under the Facility; subordinate to the Facility
  (Note 11)                                                                          909,000               --

Note payable to a financing company; interest at a rate of
  9.7% per annum; principal and interest due monthly
  through April 2001                                                                  84,459               --
                                                                                ------------      -----------
          Total                                                                    5,036,879        2,601,564
Less- Current portion                                                             (3,471,850)        (957,159)
                                                                                ------------      -----------
Long-term debt, net of current portion                                          $  1,565,029      $ 1,644,405
                                                                                ============      ===========

Future annual maturities of the Company's long-term debt, including the bank line of credit and the lines of credit from the LeaseCos (Note 4), but excluding the effect of the Company's default under its Term Loan, are as follows:


                  Year ending December 31,
                    2001                                                            $   864,707
                    2002                                                                540,897
                    2003                                                                552,659
                    2004                                                                565,657
                    2005                                                              1,471,756
                    Thereafter                                                        1,041,203
                                                                                    -----------
                                                                                    $ 5,036,879
                                                                                    ===========

Due to the Company's default under its Term Loan, the lender may require the Company to repay the $3,000,000 outstanding balance prior to its scheduled maturity, which includes $392,857 in 2001, $428,572 in 2002 through 2004 and $1,321,427 in 2005.

8.   LEASES:

The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. Rental expense for all operating leases totaled approximately $2,128,000, $1,701,000 and $866,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The Company also leases excimer lasers and related equipment under capital lease arrangements with the LeaseCos (Note 4). In 1998, Accel, as manager of the LeaseCos approved modifications to the original leases in order to reflect more closely the intended financial relationship between the LeaseCos and the Company at the inception of the leases. The implicit interest rates on these leases, as amended, range from approximately 12.5% to 58.0% per annum.

Assets under capital leases totaled approximately $4,291,000 and $6,320,000 with total net book value of $1,438,000 and $2,760,000, respectively, at December 31, 2000 and 1999, and are included in property and equipment in the accompanying consolidated balance sheets. Depreciation of leased assets was approximately $1,141,000, $1,207,000 and $1,230,000 for the years ended December 31, 2000,
1999 and 1998, respectively. The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of December 31, 2000.

                                                                             Capital         Operating
                                                                             Leases           Leases
                                                                           -----------      -----------
         Year Ending December 31,
              2001                                                         $ 1,795,122       $1,945,215
              2002                                                             571,418        1,851,074
              2003                                                                  --        1,722,697
              2004                                                                  --        1,467,728
              2005                                                                  --          975,212
              Thereafter                                                            --          466,907
                                                                           -----------       ----------
              Total minimum lease payments                                   2,366,540       $8,428,833
                                                                                             ==========

              Less- amount representing interest                              (259,535)
                                                                           -----------
              Present value of minimum lease payments                        2,107,005
              Current maturities of capitalized
                 lease obligations                                          (1,742,851)
                                                                           -----------
              Capitalized lease obligations                                $   364,154
                                                                           ===========

9.   INCOME TAXES:

As of December 31, 2000, the Company has tax net operating loss carryforwards ("NOLs") of approximately $14,621,000. Of those NOLs, approximately $77,000 expires in 2017, approximately $5,559,000 expires in 2019 and the remaining approximately $8,985,000 expires in 2020.

As of December 31, 1997, the Company had recorded net deferred tax assets of approximately $1,827,000 for the future benefit of NOLs and temporary differences between the financial reporting and income tax bases of assets and liabilities, with an offsetting valuation allowance for the full amount of those deferred tax assets. The valuation allowance had been established due to the uncertainty of the Company's ability to generate taxable income sufficient to utilize the NOLs before their expiration based upon the results of the Company's operations through December 31, 1997. For the year ended December 31, 1998, the Company reversed the entire valuation allowance due to the utilization of most of the Company's NOLs and management's estimate that it was more likely than not that the Company would realize the full benefit of the remaining net deferred tax assets. Due to the factors described in Note 1 (Liquidity and Capital Resources), a valuation allowance for the full amount of the deferred tax asset was established during the year ended December 31, 2000.

The components of the (provision for) benefit from income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                               2000               1999             1998
                                                          --------------     --------------   --------------
         Current (provision) benefit:
             Federal                                       $        --        $   123,000      $  (214,000)
             State                                              (3,303)           (15,000)         (16,000)
                                                           -----------        -----------      -----------
                  Current (provision) benefit                   (3,303)           108,000         (230,000)

         Deferred (provision) benefit:
             Federal                                         3,378,000          1,947,000         (712,000)
             State                                             397,000            229,000         (108,000)
         Change in valuation allowance                      (6,958,000)                --        1,827,000
                                                           -----------        -----------      -----------
         Total deferred tax (provision) benefit             (3,183,000)         2,176,000        1,007,000
         Less:  Benefit credited to stockholders' equity            --           (649,000)              --
                                                           -----------        -----------      -----------
                  Deferred (provision) benefit              (3,183,000)         1,527,000        1,007,000
                                                           -----------        -----------      -----------
                  Total (provision) benefit                $(3,186,303)       $ 1,635,000      $   777,000
                                                           ===========        ===========      ===========

The income tax benefits differ from amounts computed by applying the statutory Federal income tax rate to income before taxes for the years ended December 31, 2000, 1999 and 1998, as follows:

                                                       2000                   1999                   1998
                                              ---------------------    -------------------   ----------------------
                                                  Amount       %          Amount       %        Amount          %
                                              -------------  ------    ------------  -----   ------------     -----
    Computed Federal income tax
       benefit (expense) using
       statutory rate                            $3,319,000   34.0%      $1,318,000   34.0%     $(917,452)    34.0%
    Non-deductible expenses
       and other                                    (40,000)  (0.4)         (41,000)  (1.1)       (50,548)    (1.9)
    State income taxes, net of
       federal benefit                              387,000    4.0          153,000    4.0        (82,000)    (3.0)
    Management/Services
       Agreement                                    100,000    1.0          153,000    4.0             --       --
    Other                                             5,697    0.1           52,000    1.3             --       --
    Change in valuation allowance                (6,958,000) (71.3)              --     --      1,827,000     67.7
                                                -----------  -----       ----------  -----     ----------     ----
    Income tax benefit                          $(3,186,303)  32.6%      $1,635,000   42.2%    $  777,000     28.8%
                                                ===========  =====       ==========  =====     ==========     ====

The components of the net deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                                    2000              1999
                                                               --------------    --------------
         Compensatory warrants issued                           $     99,000      $    293,000
         Capitalized leases, net of depreciation                     504,000           242,000
         Minority interest in CVSC                                        --            11,000
         Non-compete agreements                                      215,000            90,000
         Accrued expenses                                            122,000           122,000
         Goodwill                                                    354,000           155,000
         Net operating losses                                      5,524,000         2,136,000
         AMT credit carryforward                                      89,000            89,000
         Other                                                        51,000            45,000
                                                                ------------      ------------
         Total deferred tax assets                                 6,958,000         3,183,000
         Valuation allowance                                      (6,958,000)               --
                                                                ------------      ------------
         Net deferred tax assets                                          --         3,183,000
         Current portion                                                  --          (616,000)
                                                                ------------      ------------
         Non-current portion                                    $         --      $  2,567,000
                                                                ============      ============

10.  SERIES A-1 REDEEMABLE PREFERRED STOCK:

Holders of the Company's Series A-1 Redeemable Preferred Stock (the "Series A-1 Preferred Stock") are entitled to receive dividends at an annual rate of 10%. All dividends are cumulative, whether or not declared, and are payable semi-annually in arrears commencing July 1, 1999, to holders of record on the immediately preceding June 15 or December 15. The Company may, at its sole option, pay dividends in cash or in additional shares of Series A-1 Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. In 2000, the Company issued 409,439 shares of Series A Preferred Stock in payment of accrued dividends totaling $908,587 at December 31, 1999. As of December 31, 2000, accrued dividends totaled $1,105,272, which the Company paid through the issuance of 230,746 additional shares of Series A-1 Preferred Stock in January 2001.

The holders of the Series A-1 Preferred Stock are not entitled to vote on any matter to be voted upon by the Company's stockholders; however, they are entitled to a liquidation preference equal to the original issue price plus all accumulated and unpaid dividends. The Series A-1 Preferred Stock ranks senior to all classes of common stock and on a parity with the Series A-2 Preferred Stock.

The Series A-1 Preferred Stock is subject to mandatory cash redemption in whole on the earlier to occur of (i) a "Qualified Public Offering" (an underwritten public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the net proceeds from which exceeds $15 million) or (ii) seven years from the closing of the Merger, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends. Upon proper written notice to holders, the Company may at any time redeem the Series A-1 Preferred Stock, in whole or in part, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends.

11.  SHAREHOLDERS' EQUITY:

Series A Convertible Preferred Stock

In 1996, the Company issued 103,093 shares of its $.001 par value Series A Convertible Preferred Stock (the "Series A Preferred") to Omega Health Systems, Inc. ("Omega") in exchange for $250,000 cash and a commitment by Omega to provide the Company with various marketing materials and services having an aggregate value of $250,000. The $250,000 attributed to these marketing materials and services was expensed by the Company in 1996. Omega also received warrants for the purchase of 51,546 shares of the Company's common stock, exercisable from June 30, 1997 through June 30, 1998 at an initial price of $4.85 per share. The warrants were not exercised by Omega and expired as of June 30, 1998. The fair value of the warrants issued was approximately $20,000, as determined using a Black-Scholes pricing model, and has been reclassified from warrants outstanding to additional paid in capital in the accompanying consolidated balance sheets as of December 31, 1998.

The holders of the Series A Preferred Stock converted their shares into common stock, on a one for one basis simultaneously with the recapitalization transaction discussed below.

Series A-2 Convertible Preferred Stock

Holders of the Company's Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock") are not entitled to any dividends; however, they are entitled to an initial liquidation preference equal to the original issue price. Additionally, holders of the Series A-2 Preferred Stock are entitled to vote on any matter to be voted upon by the stockholders of the Company, together with the holders of common stock or any other class or series of stock, as a single class.

The Series A-2 Preferred Stock, at the holder's option, is convertible at any time into shares of the Company's common stock, initially on a one for one basis. The conversion ratio is subject to adjustment upon the occurrence of certain events, including among other things, (i) the payment of dividends or distributions in shares of the Company's common stock, (ii) splits or reverse splits on the Company's common stock, (iii) the issuance of rights, options or warrants to all holders of the Company's common stock entitling them to subscribe for the purchase of common stock at a price per share less than the original issue price of the Series A-2 Preferred Stock and (iv) certain other transactions in which shares of the Company's common stock are converted into the right to receive stock, securities or other property of another corporation.

Recapitalization

On May 26, 1999, the Company's Board of Directors approved an Agreement and Plan of Merger (the "Agreement") through which the Company completed a recapitalization effective July 21, 1999. Pursuant to the Agreement, Laser Acquisition Corp., a newly created Nevada Corporation, merged into the Company and the Company received cash proceeds from the issuance of preferred stock. The Company received cash proceeds of approximately $43,259,000, net of offering costs totaling approximately $2,081,000, from the sale to new investors of 3,787,764 shares of both the Series A-1 Preferred Stock ($4.79 per share) and the Series A-2 Preferred Stock ($7.18 per share).

Holders of the Company's common stock as of May 26, 1999, were entitled to receive $11.97 in exchange for each share of common stock held. Alternatively, stockholders could elect to retain one-half of their shares and receive a warrant to purchase one-quarter of a share of common stock for each share of common stock retained by the stockholder (a "New Warrant") and receive $11.97 per share in cancellation of the other one-half of their shares. The Company distributed $36,973,856 for 3,088,877 shares of common stock tendered and issued 499,433 New Warrants for shares retained by shareholders.

Holders of options to purchase the Company's common stock could retain their options and receive a New Warrant for each share of common stock issuable upon exercise of the options retained. Alternatively, holders of the Company's options could elect to have one-half of their options cancelled and receive $11.97 per share of common stock issuable under such options less the applicable option exercise price. The Company distributed $3,736,343 in exchange for options cancelled, which is included in compensation expense - recapitalization in the accompanying financial statements. Additionally, the Company issued 132,016 New Warrants for options retained. The fair value of the New Warrants issued totaled approximately $190,000 and is being recognized over the remaining vesting period of options retained. For the years ended December 31, 2000 and 1999, $79,459 and $84,825, respectively, were recognized, which is also included in compensation expense - recapitalization in the accompanying consolidated financial statements. New Warrants having a fair value of $23,555 on the date of issuance had been forfeited by terminated employees as of December 31, 2000.

Holders of warrants for the purchase of the Company's common stock could retain their warrants and receive a New Warrant for each share of common stock issuable upon exercise of the warrants retained. Alternatively, holders of the Company's warrants could elect to have any or all of their warrants cancelled and receive $11.97 per share of common stock issuable under such warrants less the applicable warrant exercise price. The Company distributed $2,242,554 in settlement of warrants tendered and issued 37,625 New Warrants for warrants retained. The total fair value of New Warrants issued for common stock and warrants retained totaled $2,465,097 and has been allocated ratably to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as a cost of issuance.

Each New Warrant entitles the holder to purchase one-quarter share of the Company's common stock based upon a purchase price of $5.09 per share. The New Warrants are exercisable at any time prior to the seventh anniversary of the closing of the Merger, or the sale or other disposition of all or substantially all of the Company's assets, whichever occurs first (except that the New Warrants issued to holders of options will not become exercisable prior to the time that the associated options become exercisable and must be exercised, if at all, by the date that is seven years from the closing of the Merger). The purchase price of $5.09 per share of common stock is subject to adjustment from time to time in order to reflect the result of stock dividends, stock splits or other similar events.

Of the cash consideration to be paid to holders of the Company's common stock, options and warrants, $4.2 million was required to be placed in an escrow account for approximately two years to cover post-closing claims, if any, made by the new investors under the Agreement. The escrow account is maintained by a financial institution and is not an asset of the Company. During 2000, a portion of the escrow account was distributed to four related parties and former officers of the Company who loaned the Company $909,000 of the proceeds in exchange for notes bearing interest at 10% per annum and due in October 2006 (see Note 7).

The new investors, by virtue of their stock ownership and a Voting Trust Agreement executed by two of the Company's principal shareholders and former officers, have the voting power sufficient to control most decisions relating to the Company that require a vote of stockholders. Additionally, the new investors have the power to elect three of the Company's five directors.

On October 26, 1999, the Company sold an additional 417,710 shares of both the Series A-1 Preferred Stock and the Series A-2 Preferred Stock for $5,000,000.

12.  STOCK OPTIONS AND WARRANTS:

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" prescribes a fair value based method of accounting for employee stock options or similar equity instruments. However, SFAS 123 allows the continued measurement of employee compensation expense for these instruments using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", provided that pro forma disclosures are made of net income or loss as if the fair value based method had been applied.

SFAS 123 requires that equity instruments issued to non-employees for goods or services be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Employee Stock Options

The Company accounts for its stock-based compensation to employees under the provisions of APB 25 and related interpretations. Under the intrinsic value based method prescribed by APB 25, no compensation expense is generally recognized if the exercise price of options or similar equity instruments granted is at least equal to the fair value of the underlying stock on the date of grant.

The Company has granted stock options to employees that generally vest over one to four years and expire three to ten years after the date of grant. The exercise prices of options granted were generally equal to the fair value of the Company's common stock on the date of grant, as determined by management. Certain options, however, contained exercise prices below the current fair value of the Company's common stock as evidenced by sales to third parties. Accordingly, the Company recognized compensation expense totaling $37,500, $44,232 and $48,725 for the years ended December 31, 2000, 1999 and 1998, respectively.

During July 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") under which 1,256,455 shares of common stock are authorized for issuance to qualified participants under the Plan. The option price per share is equal to the fair market value at the time the option is granted or, with respect to a nonqualified stock option, such other price as determined by the Compensation Committee of the Board of Directors; provided however, that the option price per share for any incentive stock option granted to an employee who owns more than 10% of the combined voting power of all classes of the Company's stock shall equal 110% of the fair market value at the time the Incentive Stock Option is granted. All stock options granted under the Plan have a maximum term of ten years.

Non-employee Warrants

The Company has granted warrants for the purchase of its common stock to certain non-employees, including vendors and physicians, for services provided or in connection with the expansion of the Company's operations into new markets. In accordance with SFAS 123, the Company accounts for the issuance of equity instruments to non-employees based upon their fair value as determined using a Black Scholes pricing model. The warrants issued to non-employees are generally exercisable upon issuance and expire three to five years after the date of grant. The Company recognized $29,050, $55,220 and $69,986 for warrants issued to non-employees which is included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998, respectively.

For accounting purposes, warrants granted were valued utilizing a Black-Scholes option pricing model with the following weighted average assumptions.

                                                                            Years Ended December 31,
                                                                ----------------------------------------------
                                                                     2000             1999            1998
                                                                -------------     ------------    ------------
                  Risk-free interest rate                            6.4%             5.9%            5.6%
                  Expected dividend yield                            0%               0%              0%
                  Expected lives outstanding                         7.0 years        6.7 years       3.5 years
                  Expected volatility                                60%              58%             0%

Summary of Options and Warrants

A summary of the Company's stock option and warrant activity for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                           Options                         Warrants
                                                 -----------------------------    -----------------------------
                                                                    Weighted                         Weighted
                                                                     Average                         Average
                                                                    Exercise                         Exercise
                                                   Shares             Price          Shares           Price
                                                 ----------       ------------    ------------     ------------
         Outstanding, December 31, 1997            659,800            $3.76           855,046          $3.19
             Granted                               383,500             5.25            69,000           3.55
             Exercised                                (325)            4.00           (84,000)          1.25
             Cancelled/Forfeited                   (28,900)            5.90          (123,546)          3.25
                                                 ---------            -----       -----------          -----
         Outstanding, December 31, 1998          1,014,075            $4.26           716,500          $3.44
                                                 =========            =====       ===========          =====

             Granted                               974,000             6.53           789,164           5.30
             Exercised                              (2,880)            5.55          (261,750)          3.60
             Cancelled                            (502,083)            4.13          (348,304)          2.73
                                                 ---------            -----       -----------          -----
         Outstanding, December 31, 1999          1,483,112             5.79           895,610           5.31
                                                 =========            =====       ===========          =====

                                                           Options                         Warrants
                                                 -----------------------------    -----------------------------
                                                                    Weighted                         Weighted
                                                                     Average                         Average
                                                                    Exercise                         Exercise
                                                   Shares             Price          Shares           Price
                                                 ----------       ------------    ------------     ------------
             Granted                               162,000          $6.53             20,000           $6.53
             Exercised                              (9,800)          4.95            (28,950)           4.11
             Cancelled                            (529,786)          5.92           (117,490)           6.05
                                                 ---------          -----         ----------           -----
         Outstanding, December 31, 2000          1,105,526          $5.85            769,170           $5.28
                                                 =========          =====         ==========           =====

                                                    Options           Options           Options
                                                    Granted           Granted           Granted
                                                     Above               At              Below
                                                  Fair Value         Fair Value       Fair Value        Warrants
                                                  ----------         ----------       ----------        --------
Weighted average fair value of
  options/warrants granted during
  the year:
      1998                                          $0.86               $1.59           $    --           $2.28
      1999                                          $0.39               $2.22           $    --           $4.34
      2000                                             --               $2.30           $    --           $4.32

The following table summarizes information about the stock options outstanding and exercisable as of December 31, 2000:

                                                   Options Outstanding                   Options Exercisable
                                           ------------------------------------      ----------------------------
                                              Weighted
                                              Average                                                   Weighted
                                             Remaining             Weighted                             Average
      Range of              Number          Contractual            Average               Number         Exercise
   Exercise Prices       Outstanding        Life (Years)        Exercise Price        Exercisable        Price
--------------------    -------------      -------------       ----------------      -------------     ----------
    $ 1.50-$ 2.25            35,575               .2                $2.00               35,575            $2.00
    $ 3.75-$ 4.50           160,137               .4                $4.00              159,562            $4.00
    $ 4.51-$ 5.25           113,112              3.9                $5.00               51,570            $5.00
    $ 5.26-$ 6.00            36,454               .2                $5.75               36,454            $5.75
    $ 6.01-$ 6.75           753,998              7.3                $6.53              254,414            $6.53
    $ 6.76-$ 7.50             6,250               .2                $7.50                6,250            $7.50

The following table summarizes information about the warrants outstanding and exercisable as of December 31, 2000:


                                                   Warrants Outstanding                  Warrants Exercisable
                                           ----------------------------------        ---------------------------
                                            Weighted
                                             Average                                                    Weighted
                                            Remaining             Weighted                              Average
      Range of              Number         Contractual             Average              Number          Exercise
   Exercise Prices        Outstanding      Life (Years)        Exercise Price        Exercisable         Price
   ---------------        -----------      ------------        --------------        -----------        --------
     $.001-$0.75              8,000             1.6                $0.01                 8,000           $0.01
     $1.50-$2.25              6,250              .2                $2.00                 6,250           $2.00
     $4.50-$5.25            648,920             5.1                $5.09               640,949           $5.09
     $6.01-$6.75            105,000             4.2                $6.53                35,000           $6.53
     $6.76-$7.50              1,000              .7                $7.50                 1,000           $7.50

Pro Forma Disclosures

As discussed above, the Company has elected to account for its employee stock options under the provisions of APB 25. In accordance with SFAS 123, the Company has computed its pro forma net income as if the Company had accounted for its employee stock options using the fair value method prescribed by that statement.

The fair value of the employee stock options was determined using the minimum value method which assumes no volatility and the following weighted-average assumptions:


                                                                    Year Ended December 31,
                                                        --------------------------------------------
                                                           2000              1999            1998
                                                        ----------       ----------       ----------
         Risk-free interest rate                             6.40%            6.02%            5.72%
         Volatility                                             0%               0%               0%
         Dividend yield                                         0%               0%               0%
         Expected term                                  7.00 years       7.00 years       6.75 years

The aggregate estimated fair value of stock options granted in 2000, 1999 and 1998 was $372,566, $1,986,949 and $557,152, respectively. For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. All options are initially assumed to vest.

Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss for the years ended December 31, 2000, 1999 and 1998 are as follows:


                                                                 2000               1999             1998
                                                             ------------        -----------      ----------
      Net Income (Loss) Attributable
         to Common Stock:
             As Reported                                     $(15,361,607)       $(3,281,539)     $3,475,386
             Pro Forma                                       $(16,626,593)       $(4,113,087)     $3,225,227

      Net Income (Loss) per Share:
         As Reported--Diluted                                $      (6.95)       $     (0.93)     $     0.64
         Pro Forma--Diluted                                  $      (7.52)       $     (1.16)     $     0.59

13.   RETIREMENT PLAN:

The Company sponsors a plan known as ClearVision Laser Centers, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan"). Substantially all of the Company's employees of at least 21 years of age are eligible to participate after nine months of employment. The Company can make matching contributions at its discretion. The Company's matching contributions to the Plan totaled approximately $151,705, $97,000 and $44,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

14.   COMMITMENTS AND CONTINGENCIES:

The Company previously offered, subject to certain exclusions, a lifetime warranty program through which enhancement procedures are available at no charge to qualified patients who comply with the specified terms and conditions of the program following their initial laser vision correction procedure. The Company has accrued approximately $68,000 and $68,000 for costs associated with potential future enhancement procedures related to laser vision correction procedures performed through December 31, 2000 and 1999, respectively.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. Management believes the ultimate resolution of these matters will not have a material adverse affect on the Company's financial position or results of operations.

CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



As Of June 30, 2001 and December 31, 2000
  and For The Six Months Ended June 30, 2001 and 2000

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                   (Unaudited)




                                       ASSETS                                          June 30,              December 31,
                                       ------                                            2001                     2000
                                                                                    ------------             ------------
CURRENT ASSETS:
   Cash and cash equivalents                                                        $    983,913             $  1,262,986
   Trade accounts receivable, net of allowance for doubtful
     accounts of $1,208,000 and $1,711,000, respectively                                 316,560                  522,512
   Other receivables                                                                     206,298                  312,998
   Prepaid royalty cards                                                                 269,881                  254,050
   Other current assets                                                                   84,125                  210,693
                                                                                    ------------             ------------
      Total current assets                                                             1,860,777                2,563,239

PROPERTY AND EQUIPMENT:                                                               18,696,828               19,166,810
   Less-accumulated depreciation and amortization                                    (13,730,015)             (12,036,452)
                                                                                    ------------             ------------
      Property and equipment, net                                                      4,966,813                7,130,358
                                                                                    ------------             ------------

OTHER NON-CURRENT ASSETS:
   Investments in unconsolidated affiliates                                              424,971                  459,032
   Other non-current assets                                                              221,880                  243,555
                                                                                    ------------             ------------
      Total other non-current assets                                                     646,851                  702,587
                                                                                    ------------             ------------

TOTAL ASSETS                                                                        $  7,474,441             $ 10,396,184
                                                                                    ============             ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                   (Unaudited)



            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                           June 30,              December 31,
                                                                                       2001                    2000
                                                                                  ------------            ------------
CURRENT LIABILITIES:
   Accounts payable                                                               $  4,075,260            $  3,954,087
   Patient deposits                                                                     54,253                 106,591
   Accrued interest payable                                                            221,772                 149,969
   Accrued expenses                                                                    692,400                 906,970
   Current maturities of revolving lines
     of credit and notes payable - affiliate (Note 4)                                  238,111                 382,808
   Current maturities of long-term debt and capitalized
     lease obligations (Notes 4 and 5)                                               4,201,662               4,831,893
   Other current liabilities                                                           103,685                 158,685
                                                                                  ------------            ------------
         Total current liabilities                                                   9,587,143              10,491,003
                                                                                  ------------            ------------
LONG-TERM LIABILITIES:
   Notes payable - related parties (Note 4)                                          1,486,753               1,544,572
   Other long-term debt (Note 4)                                                        58,368                  20,457
   Capitalized lease obligations (Note 5)                                               37,535                 364,154
                                                                                  ------------            ------------
         Total long-term liabilities                                                 1,582,656               1,929,183
                                                                                  ------------            ------------
SERIES A-1 REDEEMABLE PREFERRED STOCK                                               23,072,669              21,780,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
   Series A-2 convertible preferred stock, no par value, 20,000,000
     shares authorized; 4,205,474 shares issued and outstanding                     27,468,024              27,468,024
   Common stock, $.001 par value; 72,000,000 shares authorized;
     2,220,271 shares issued and 2,074,021 shares outstanding                            2,220                   2,220
   Additional paid-in capital (deficit)                                            (32,984,757)            (32,984,757)
   Warrants outstanding                                                              3,061,447               3,056,797
   Common stock held in treasury, at cost (146,250 shares)                          (1,302,300)             (1,302,300)
   Accumulated deficit                                                             (23,012,662)            (20,044,512)
                                                                                  ------------            ------------
         Total stockholders' equity (deficit)                                      (26,768,027)            (23,804,528)
                                                                                  ------------            ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                              $  7,474,441            $ 10,396,184
                                                                                  ============            ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)


                                                                            2001                      2000
                                                                       ------------              ------------
REVENUE:
   Professional medical services revenue, net                          $ 11,846,698              $ 16,859,550
   Other revenue                                                            181,595                   553,164
                                                                       ------------              ------------
           Total revenue                                                 12,028,293                17,412,714

COST OF REVENUE:
   Royalty fees and medical supplies                                      3,412,020                 4,901,346
   Salaries and wages                                                     1,874,148                 2,617,186
   Depreciation and amortization                                          2,086,640                 2,538,380
   Other cost of revenue                                                  2,103,700                 2,965,468
                                                                       ------------              ------------
           Total cost of revenue                                          9,476,508                13,022,380
                                                                       ------------              ------------
   Gross profit                                                           2,551,785                 4,390,334

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES:
      Salaries and wages (exclusive of compensation
        expense - recapitalization shown below)                           2,072,168                 3,912,009
      Compensation expense - Recapitalization                                    --                    78,587
      Advertising and marketing                                             613,423                 1,835,673
      Depreciation and amortization                                         222,373                   201,283
      Other selling, general and administrative                           1,014,982                 1,586,865
                                                                       ------------              ------------
           Total selling, general and administrative
               expenses                                                   3,922,946                 7,614,417
                                                                       ------------              ------------
      Loss from operations                                               (1,371,161)               (3,224,083)
                                                                       ------------              ------------

OTHER INCOME (EXPENSES):
      Equity in income of investees, net                                     68,508                   117,790
      Interest expense - affiliate                                         (137,303)                 (171,933)
      Other interest expense                                               (237,218)                 (232,256)
      Other income, net                                                       5,919                   513,270
                                                                       ------------              ------------
           Total other income (expenses)                                   (300,094)                  226,871
                                                                       ------------              ------------
      Loss before income taxes                                           (1,671,255)               (2,997,212)
      Income tax (expense) benefit                                           (4,752)                       --
                                                                       ------------              ------------
NET LOSS                                                                 (1,676,007)               (2,997,212)

DIVIDENDS AND ACCRETION OF
      REDEEMABLE PREFERRED STOCK                                         (1,292,143)               (1,177,673)
                                                                       ------------              ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCK                                  $ (2,968,150)             $ (4,174,885)
                                                                       ============              ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)


                                                                                                2001            2000
                                                                                           -------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                $(1,676,007)   $(2,997,212)
    Adjustments to reconcile net loss to net cash
        from operating activities-
           Amortization of non-compete agreements
               and goodwill                                                                          --        152,635
           Depreciation and amortization                                                      2,340,153      2,582,354
           Equity in income of investees                                                        (68,508)      (117,790)
           (Gain) loss on disposal of fixed assets                                              (31,140)            --
           Gain from Management and Services Agreement (Note 4)                                      --        (36,770)
           Warrants issued to non-employees                                                       4,650         31,863
           Non-cash compensation for employee warrants                                               --         78,587
           Non-cash compensation for employee options                                                --         18,750
    Effect of changes in operating assets and liabilities-
        Trade accounts receivable, net                                                          225,465        557,762
        Other receivables                                                                        87,188       (570,217)
        Prepaid royalty cards                                                                   (15,831)       681,780
        Other current assets                                                                    126,568        364,621
        Other non-current assets                                                                 21,675       (258,542)
        Accounts payable                                                                        121,173       (572,191)
        Patient deposits                                                                        (52,338)        (5,674)
        Accrued interest payable                                                                 71,803         23,375
        Accrued expenses                                                                       (269,569)      (384,091)
                                                                                            -----------    -----------
               Net cash from operating activities                                               885,282       (450,760)
                                                                                            -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment, net                                                     (69,070)    (1,638,119)
    Distribution from unconsolidated affiliates                                                 102,569         49,213
    Purchase of minority interest in subsidiary                                                      --       (439,572)
                                                                                            -----------    -----------
           Net cash from investing activities                                                    33,499     (2,028,478)
                                                                                            -----------    -----------



                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)


                                                                     Page 2 of 2


                                                                                               2001           2000
                                                                                          -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under working capital
        lines of credit and other payables - affiliate                                      $   (79,372)   $   (51,661)
        Proceeds from long-term debt                                                                 --      3,000,000
    Payments on long-term debt and capital
        lease obligations                                                                    (1,118,482)    (3,148,919)
    Proceeds from exercise of options                                                                --         46,029
    Proceeds from exercise of warrants                                                               --        116,755
                                                                                            -----------    -----------
           Net cash from financing activities                                                (1,197,854)       (37,796)
                                                                                            -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                      (279,073)    (2,517,034)

CASH AND CASH EQUIVALENTS, beginning of period                                                1,262,986      6,012,550
                                                                                            -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                                                    $   983,913    $ 3,495,516
                                                                                            ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
        Interest paid during the period                                                     $   302,718    $   380,814
                                                                                            ===========    ===========


SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
        Conversion of promissory notes to common stock                                      $    76,400    $        --
                                                                                            ===========    ===========
        Accretion of Series A-1 Preferred Stock                                             $   131,607    $   125,033
                                                                                            ===========    ===========
        Accrued dividends on Series A-1 Preferred Stock                                     $ 1,160,536    $ 1,052,640
                                                                                            ===========    ===========
        Dividend issue of Series A-1 Preferred Stock                                        $ 1,105,272    $   908,573
                                                                                            ===========    ===========


                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

1.    NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

Since its inception and through June 30, 2001, the Company has generated net losses totaling $18,265,392, including net losses of $1,676,007 and $2,997,212 for the six months ended June 30, 2001 and 2000, respectively. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. Additionally, the Company has explored various financing options and strategic relationships (Note 6). The Company generated cash from operations of $885,282 for the six month period ended June 30, 2001 as compared to a net use of cash from operations of $(450,760) for the six month period ended June 30, 2000.

The auditors' report on the Company's financial statements as of, and for the year ended, December 31, 2000, expressed substantial doubt regarding the Company's ability to continue as a going concern due to its continuing losses and its net capital deficiency.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and footnotes thereto for the year ended December 31, 2000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

Colorado Excimer Leasing-1,     CEL, a limited liability Company, was formed in
LLC                             February 1995. As of June 30, 2001 and December
                                31, 2000, the Company owned a 37.3% interest in CEL


Utah Excimer Leasing, LLC       UEL, a limited liability company, was formed in
                                September 1995. As of June 30, 2001 and December
                                31, 2000, the Company owned a 49.1% interest in UEL.

Southern Colorado Excimer       SCEL, a limited liability company, was formed in
Leasing, LLC                    October 1995. As of June 30, 2001 and December
                                31, 2000, the Company owned an 18% interest in SCEL.



The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. Certain individual doctors who utilize the Company's centers hold the ownership interest in each of the LeaseCos that is not held by the Company. The LeaseCos obtained third-party lease financing for lasers and other equipment, which were then leased to the Company for use in its centers.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. The laser vision correction industry has experienced a significant increase in competition; including competition from discount providers, which has had a material negative impact on the Company's results of operations since the second half of 2000. Due to the expected continuing effects of the increased competition, management evaluated the carrying value of its long-lived assets and recorded an impairment as of December 31, 2000, of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions. For the six month period ended June 30, 2000, amortization expense related to goodwill and non-compete agreements totaled approximately $153,000.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized. The Company recorded a valuation allowance sufficient to fully offset net deferred tax assets arising during the six-month periods ended June 30, 2001 and 2000, due to the uncertainty regarding realization of those deferred tax assets. Based on continuing losses through December 31, 2000 and the projected losses for 2001, the Company increased its valuation allowance to $6,958,000 to fully offset its deferred tax assets as of December 31, 2000.

The components of the (provision for) benefit from income taxes for the six-month periods ended June 30, 2001 and 2000, are as follows:

                                                                     2001            2000
                                                                 ------------    ------------
       Current (provision) benefit:
          Federal                                                $      --         $      --
          State                                                     (4,752)               --
                                                                 ---------         ---------
          Current (provision) benefit                               (4,752)               --

       Deferred (provision) benefit:
          Federal                                                  568,000           869,000
          State                                                     67,000           120,000
       Change in valuation allowance                              (635,000)         (989,000)
                                                                 ---------         ---------
       Deferred tax (provision) benefit                                 --                --
                                                                 ---------         ---------
           Total (provision) benefit                             $  (4,752)        $      --
                                                                 =========         =========

3.    PROPERTY AND EQUIPMENT:


Property and equipment consists of the following:

                                                                             June 30,        December 31,
                                                             Life         -------------    --------------
                                                          (In Years)           2001             2000
                                                         ------------     -------------    --------------
         Lasers and medical equipment                         3           $ 14,793,750     $ 15,329,470
         Laser transport systems                              3                991,362          991,362
         Computers and office equipment                       3              1,386,909        1,401,516
         Furniture and fixtures                               5                491,728          499,617
         Leasehold improvements                               5              1,033,079          928,477
         Work in process                                                            --           16,368
                                                                          ------------     ------------
                                                                            18,696,828       19,166,810
         Accumulated depreciation
              and amortization                                             (13,730,015)     (12,036,452)
                                                                          ------------     ------------
         Property and equipment, net                                      $  4,966,813     $  7,130,358
                                                                          ============     ============




4.    DEBT:

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage
Ratios, as defined, of 1.35 to 1; a Senior Debt to Adjusted EBITDA Ratio, as defined, of no more than 3 to 1 and a Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of June 30, 2001 and December 31, 2000, the Company was not in compliance with certain Facility covenants and the Company is not currently permitted to request draws under the Revolver. The entire outstanding balance under the Term loan of $2,785,714 and $3,000,000 is classified as a current liability in the accompanying consolidated balance sheets as of June 30, 2001 and December 31, 2000, respectively, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants.

Total long-term debt consists of the following:

                                                                                           June 30,     December 31,
                                                                                       -------------    ------------
                                                                                            2001            2000
                                                                                       -------------    ------------


Term Loan                                                                               $ 2,785,714    $ 3,000,000

Revolving lines of credit - affiliate                                                        10,295         69,667

Note payable to UEL; interest at 8.5% per annum;
   principal due in four equal payments through
   September 2001; interest due in September 2001                                           100,000        200,000

Note payable to a director and former officer; interest
   at 10% per annum; principal and interest due
   quarterly through October 2006                                                           725,569        748,713

Note payable; interest at 12% per annum; principal
   and interest due in 60 monthly payments through
   October 2005                                                                              23,795         25,040

Note payable; interest at 10.5% per annum; principal
   and interest due in 36 monthly payments through
   December 2003                                                                             65,271             --

Notes payable to four related parties and former
   officers for escrow releases; interest at a rate of
   10% per annum, principal and interest due in
   October 2006, or earlier upon a change in control
   or 91 days after payment in full of all amounts due
   under the Facility; subordinate to the Facility                                          889,000        909,000

Note payable to financing company; interest at a rate
   of 9.7% per annum; principal and interest due
   monthly through April 2001                                                                    --         84,459
                                                                                        -----------    -----------
           Total                                                                          4,599,644      5,036,879

Less- Current portion                                                                    (3,054,523)    (3,471,850)
                                                                                        -----------    -----------
Long-term debt, net of current portion                                                  $ 1,545,121    $ 1,565,029
                                                                                        ===========    ===========




5.    LEASES:


The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. In 2001, the Company amended its operating lease for its corporate offices to terminate October 31, 2001.

Assets under capital leases totaled approximately $4,153,000 and $4,291,000 with total net book value of $885,000 and $1,438,000, respectively, at June 30, 2001 and December 31, 2000, and are included in property and equipment in the accompanying consolidated balance sheets.

Depreciation of leased assets was approximately $511,000 and $694,000 for the six month periods ended June 30, 2001 and 2000, respectively.

The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of June 30, 2001.


                                                             Capital               Operating
                                                             Leases                  Leases
                                                           -----------            -----------
         Year Ending June 30,
              2002                                         $ 1,593,111            $ 1,613,844
              2003                                              40,846              1,285,854
              2004                                                  --              1,090,982
              2005                                                  --                777,534
              2006                                                  --                404,787
              Thereafter                                            --                365,188
                                                           -----------            -----------
              Total minimum lease payments                   1,633,957            $ 5,538,189
                                                                                  ===========

              Less- amount representing interest              (211,172)
                                                           -----------
              Present value of minimum lease payments        1,422,785
              Current maturities of capitalized
                 lease obligations                          (1,385,250)
                                                           -----------
              Capitalized lease obligations                $    37,535
                                                           ===========

6.    SUBSEQUENT EVENTS:

On August 31, 2001, the Company sold substantially all assets and certain liabilities (the "Transaction") to Laser Vision Centers, Inc., ("Laser Vision") a publicly traded company in the refractive laser access business based in St. Louis, Missouri. Laser Vision paid an aggregate of approximately $4,882,000 in cash and issued 2,129,085 shares of restricted stock for the net assets acquired. An aggregate of 750,000 shares of the restricted stock issued was deposited in an escrow account for one year to be available to satisfy additional purchase price adjustments that may arise as set forth and defined in the Asset Purchase Agreement. The cash received will be distributed to the Company in the amount of $266,079 for the payout of severance to terminated employees, $375,000 for Transaction expenses and $197,229 for future ongoing operation costs. Finova Capital Corporation will receive $2,802,012 in satisfaction of all indebtedness of the Company under the Facility (Note 4). Certain related party creditors will receive $37,500 from Laser Vision proceeds and $18,750 from the Company in full satisfaction of $82,169 of outstanding obligations. Other related party creditors will receive a combination of cash of $769,784 and an amount equal to the value of an established number of shares of LVCI stock held by the Company to be paid within 90 days of the first anniversary of the Transaction in full satisfaction of $1,624,177 of outstanding obligations. The unconsolidated affiliate, Colorado Excimer Leasing-1, LLC, will receive $202,750 in full satisfaction of $883,856 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of CEL. CEL will also receive $162,500 in exchange for certain equipment. In addition, Utah Excimer Leasing, LLC will receive $69,388 in full satisfaction of approximately $136,323 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of UEL.

Following the settlement of remaining obligations, it is the intent of the Board of Directors to dissolve the Company.

                    Unaudited Pro Forma Financial Information

Item 7(b) - Unaudited Pro Forma Financial Information, including Condensed Combined Statements of Operations for the year ended April 30, 2001 and for the three months ended July 31, 2001, Condensed Combined Balance Sheet as of July 31, 2001 and Notes to the Condensed Combined Pro Forma Financial Statements.

On August 31, 2001, Laser Vision Centers, Inc. (LaserVision) acquired certain assets and liabilities of Clearvision Laser Centers, Inc. (Clearvision) for $4.9 million in cash and 2.1 million shares of restricted common stock of LaserVision of which 750,000 shares are being held in escrow pending settlement of certain post-acquisition purchase price contingencies. The acquisition was accounted for under the purchase method of accounting and resulted in the recognition of goodwill of approximately $11.0 million. In connection with the acquisition of Clearvision, LaserVision management does not believe there are material amounts of separately identifiable assets to be valued apart from goodwill, however, further studies which are presently in process could possibly identify specific intangible assets other than goodwill, which would impact the accompanying pro forma financial information. Clearvision provides excimer laser access and is based in Lakewood, Colorado.

The unaudited pro forma financial information presents a combination of the historical financial statements for Laser Vision and Clearvision as adjusted for the pro forma effects of the acquisition described above. Pro forma statements of operations are presented for the year ended April 30, 2001 and the three months ended July 31, 2001 as if the acquisition had occurred as of May 1, 2000. A pro forma balance sheet is presented as of July 31, 2001 to illustrate the estimated effects of the acquisition as if it had occurred on this date.

The Pro Forma Condensed Combined Statement of Operations for the year ended April 30, 2001 includes LaserVision's results of operations for the year ended April 30, 2001 and Clearvision's results of operations for the twelve months ended March 31, 2001. The Pro Forma Condensed Combined Statement of Operations for the three months ended July 31, 2001 includes LaserVision's results of operations for this period and Clearvision's results of operations for the three months ended June 30, 2001. The Pro Forma Combined Balance Sheet includes LaserVision's balance sheet as of July 31, 2001 and Clearvision's balance sheet as of June 30, 2001. Final purchase accounting adjustments recorded by LaserVision for the Clearvision acquisition as of August 31, 2001 will differ from the pro forma adjustments presented herein and described in the accompanying notes due primarily to the results of operations of Clearvision from June 30, 2001 to the date of closing, August 31, 2001, and to the potential allocation of purchase price to specific intangible assets based on the completion of the studies mentioned above.

Following is a table of the estimated total purchase cost and preliminary purchase allocation for the Clearvision acquisition:


Estimated purchase cost:
------------------------
Estimated value of securities issued              $ 6,642,000
Cash paid on Clearvision debt                       4,296,000
Direct transaction costs                              685,000
                                                  -----------
                                                  $11,623,000
                                                  ===========

Purchase price allocation:
--------------------------
Tangible net assets acquired                      $   637,000
Identifiable intangible assets                              0
Goodwill                                           10,986,000
                                                  -----------
                                                  $11,623,000
                                                  ===========

Management believes that the assumptions used in preparing the unaudited pro forma financial information provide a reasonable basis for presenting all of the significant effects of the acquisition, that the pro forma adjustments give appropriate effect to those assumptions, and that the pro forma adjustments are properly applied in the accompanying unaudited pro forma financial information. The unaudited pro forma financial information does not purport to represent what the LaserVision's results of operations or financial condition would actually have been had such transactions occurred on May 1, 2000 or to project the LaserVision's results of operations for any future period or financial condition at any future date. The unaudited pro forma financial information does not reflect any estimate of cost savings or other efficiencies that may be achieved from the integration of LaserVision and Clearvision.

Laser Vision Centers, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
For the Year Ended April 30, 2001
Dollars in thousands except share and per share data



                                                         Historical
                                             --------------------------------          Pro forma              Pro forma
                                              LaserVision         Clearvision         Adjustments               Total
                                              -----------        ------------        ------------           ------------
Revenue                                      $     96,073        $     26,648                               $    122,721

Royalty fees and professional
 medical services                                  22,834               4,415                                     27,249
Depreciation and amortization                      14,616               5,124        $     (3,624)(a)             16,116
Other costs                                        28,039              12,085                                     40,124

Gross profit                                       30,584               5,024               3,624                 39,232

Selling, general and
 administrative expenses                           29,098              13,522                (309)(a)(f)          42,311

Income (loss) from operations                       1,486              (8,498)              3,933                 (3,079)

Other income (expenses):
 Interest expense                                  (1,052)               (837)                429(b)              (1,460)
 Interest income and other                          2,192                 299                (177)(c)              2,314
 Minority interest in net income
   of subsidiaries                                   (586)                                                          (586)
 Gain on sale of equity investment                    595                                                            595

Income (loss) before taxes                          2,635              (9,036)              4,185                 (2,216)
Income tax (expense) benefit                       (1,387)             (3,191)              5,442(d)                 864
Net income (loss)                                   1,248             (12,227)              9,627                 (1,352)

Deemed preferred dividends                           (161)             (2,482)              2,482(e)                (161)

Net income (loss) applicable to
  common stockholders                        $      1,087        $    (14,709)       $     12,109           $     (1,513)

Earnings (loss) per share - basic            $       0.04                                                   $      (0.06)
Earnings (loss) per share - diluted          $       0.04                                                   $      (0.06)
Weighted average number of common
  shares outstanding, basic                    24,264,000                               1,379,000(g)          25,634,000(g)
Weighted average number of common
  shares outstanding, diluted                  24,326,000                               2,129,000             26,455,000


See accompanying notes to pro forma combined statement of operations.

Footnotes to Pro Forma Combined Statement of Operations - Year ended April 30, 2001

     (a) Adjustment to depreciation of Clearvision fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.
     (b) Adjustment of $742,000 to interest expense to reverse interest on Clearvision debt not assumed or repaid at the acquisition date. Additional interest of $313,000 has been reflected on the additional $5,000,000 draw (weighted average interest rate of 6.25% for the period) on LaserVision line of credit used to finance purchase of Clearvision.


                                                 Increase (decrease)              (Increase) decrease
                                                             in debt              in interest expense
LaserVision
 Additional debt and interest expense
   at 6.25% on line of credit                            $ 5,000,000                      $(313,000)

Clearvision
  Eliminate interest expense on June 30, 2001 debt
     repaid or not assumed by LaserVision                 (4,599,000)                       742,000
                                                         -----------                      ---------
                                                             401,000                        429,000

     (c) Adjustment to other income to reverse income on minority ownership in leasing company which was not continued after LaserVision acquired Clearvision.
     (d) Adjustment to tax (expense) benefit to reflect a 39% income tax rate on pro forma combined income (loss) before taxes.
     (e) Adjustment to eliminate preferred dividends on Clearvision preferred stock which was not assumed in the acquisition.
     (f) Effective May 1, 2001, LaserVision adopted the provisions of SFAS 141, "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets", and ceased amortization of goodwill. The pro forma combined statement of operations for the year ended April 30, 2001 does not reflect any amortization of goodwill relative to the Clearvision goodwill.
         If LaserVision had adopted the provisions of SFAS 141 and 142 on May 1, 2000, LaserVision goodwill amortization of $1,612,000 would not have been reflected in the pro forma combined statement of operations for the year ended April 30, 2001, and pro forma net income (loss) applicable to common stockholders and pro forma earnings (loss) per share-basic and-diluted would have been $99,000, $0.00 and $0.00, respectively.
     (g) 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

Laser Vision Centers, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
For the three months ended July 31, 2001
Dollars in thousands except share and per share data


                                                     Historical
                                          --------------------------------              Pro forma                Pro forma
                                           LaserVison         Clearvision              Adjustments                 Total
                                          ------------        ------------           ----------------          ------------
Revenue                                   $     25,311        $      5,396                                     $     30,707

Royalty fees and professional
 medical services                                5,534               1,103                                            6,637
Depreciation and amortization                    3,623               1,015           $       (640)(a)                 3,998
Other costs                                      7,886               2,367                                           10,253

Gross profit                                     8,268                 911                    640                     9,819

Selling, general and
 administrative expenses                         7,793               1,899                    (68)(a)(f)              9,624

Income (loss) from operations                      475                (988)                   708                       195

Other income (expenses):
 Interest expense                                 (234)               (177)                    86(b)                   (325)
 Interest income and other                         252                  37                    (33)(c)                   256
 Minority interest in net income
   of subsidiaries                                 (84)                                                                 (84)

Net income (loss) before taxes                     409              (1,128)                   761                        42
Income tax (expense) benefit                      (156)                                       139(d)                    (17)
Net income (loss)                                  253              (1,128)                   900                        25

Deemed preferred dividends                          --                (646)                   646(e)                     --

Net income (loss) applicable to
  common stockholders                     $        253        $     (1,774)          $      1,546              $         25

Earnings per share - basic                $       0.01                                                         $       0.00
Earnings per share - diluted              $       0.01                                                         $       0.00
Weighted average number of common
  shares outstanding, basic                 25,702,000                                  1,379,000(g)             27,081,000(g)
Weighted average number of common
  shares outstanding, diluted               25,885,000                                  2,129,000                28,014,000

See accompanying notes to pro forma combined statement of operations.

Footnotes to Pro Forma Combined Statement of Operations - Three Months ended July 31, 2001

     (a) Adjustment to depreciation of Clearvision fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.
     (b) Adjustment of $155,000 to interest expense to reverse interest on Clearvision debt not assumed or repaid at the acquisition date. Additional interest of $69,000 has been reflected on additional $5,000,000 draw (weighted average interest rate of 5.5% for the period) on LaserVision line of credit used to finance purchase of Clearvision.


                                             Increase (decrease)                  (Increase) decrease
                                                         in debt                  in interest expense
LaserVision
 Additional debt and interest expense
   at 5.5% on line of credit                         $ 5,000,000                           $(69,000)

Clearvision
  Eliminate interest expense on June 30, 2001 debt
     repaid or not assumed by LaserVision             (4,599,000)                           155,000
                                                     -----------                           --------
                                                         401,000                             86,000

     (c) Adjustment to other income to reverse income on minority ownership in leasing company which was not continued after LaserVision acquired Clearvision.
     (d) Adjustment to tax (expense) benefit to reflect a 39% income tax rate on pro forma combined income (loss) before taxes.
     (e) Adjustment to eliminate preferred dividends on Clearvision redeemable preferred stock which was not assumed in the acquisition.
     (f) Effective May 1, 2001, LaserVision adopted the provisions of SFAS 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets," and ceased amortization of goodwill. The pro forma combined statement of operations for the three months ended July 31, 2001 does not reflect any amortization of goodwill.
     (g) 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

Laser Vision Centers, Inc.
Pro Forma Combined Balance Sheet (Unaudited)
July 31, 2001
Dollars in thousands


                                                                                         Pro Forma       Pro Forma
                                                   LaserVision       Clearvision        Adjustments        Total
                                                   -----------       -----------        -----------      ---------
Assets
Current assets:
  Cash and cash equivalents                         $ 17,834          $    984          $  (266)(a)
                                                                                           (572)(b)
                                                                                         (2,802)(c)
                                                                                         (1,494)(d)
                                                                                          5,000 (h)      $ 18,684
  Short-term investments                               5,953                                                5,953
  Accounts receivable, net                             9,547               317                              9,864
  Inventory                                            3,750               270                              4,020
  Prepaid expenses and
    other current assets                               2,127               290             (189)(k)         2,228
 Deferred tax asset                                    3,250                                                3,250
Total current assets                                  42,461             1,861             (323)           43,999

Property and equipment:
  Laser equipment                                     44,988             9,732           (6,562)(i)        48,158
  Medical equipment                                   10,102             5,062           (3,542)(i)        11,622
  Mobile equipment                                    13,997               992             (752)(i)        14,237
  Furniture and fixtures                               4,424             2,911           (2,791)(i)         4,544
  Accumulated depreciation                           (35,811)          (13,730)          13,730 (i)       (35,811)
Total equipment                                       37,700             4,967               83            42,750

Other assets
  Deferred tax assets                                  6,829                                                6,829
  Goodwill, net                                       22,528                                716 (a)
                                                                                          1,257 (b)
                                                                                           (303)(e)
                                                                                           (222)(e)
                                                                                          3,696 (f)
                                                                                          6,642 (g)
                                                                                            (83)(i)
                                                                                           (335)(j)
                                                                                           (328)(k)        33,568
  Receivable from minority interest                      442                                                  442
  Deferred contract rights                            12,592                                               12,592
  Other                                                  594               646             (155)(b)
                                                                                           (425)(k)           660
Total other assets                                    42,985               646           10,460            54,091

Total assets                                        $123,146          $  7,474          $10,220          $140,840

See accompanying notes to July 31, 2001 pro forma combined balance sheet.

Laser Vision Centers, Inc.
Pro Forma Combined Balance Sheet (Unaudited), continued
July 31, 2001
Dollars in thousands


                                                                                        Pro Forma        Pro Forma
                                                   LaserVision       Clearvision       Adjustments         Total
                                                   ----------        -----------       -----------       ---------
Current Liabilities
  Current portion of notes payable                  $  6,499          $  3,054         $ (2,802)(c)
                                                                                           (252)(d)      $  6,499
  Current portion of leases                            1,452             1,385                              2,837
  Accounts payable                                     5,267             4,075             (335)(j)
                                                                                           (942)(k)         8,065
  Accrued compensation                                 1,236                                                1,236
  Other accrued liabilities                            6,229             1,073             (222)(e)
                                                                                            530 (b)
                                                                                            450 (a)         8,060
Total current liabilities                             20,683             9,587           (3,573)           26,697

Non-current liabilities
  Line of credit                                       2,011                              5,000 (h)         7,011
  Notes payable                                        2,567             1,545           (1,242)(d)
                                                                                           (303)(e)         2,567
  Capitalized lease obligations                        3,329                38                              3,367
Total non-current liabilities                          7,907             1,583            3,455            12,945

Minority interests                                     1,280                                                1,280

Redeemable preferred stock                                              23,073          (23,073)(f)

Stockholders equity

Convertible preferred stock                                             27,468          (27,468)(f)
Common stock                                             259                 2               (2)(f)
                                                                                             21 (g)           280
Treasury stock                                          (323)           (1,302)           1,302 (f)          (323)
Warrants and options                                   1,144             3,061           (3,061)(f)         1,144
Paid in capital                                      110,924           (32,985)          32,985 (f)
                                                                                          6,621 (g)       117,545
Accumulated deficit                                  (18,728)          (23,013)          23,013 (f)       (18,728)
Total stockholders equity                             93,276           (26,769)          33,411            99,918

Total liabilities and stockholders equity           $123,146          $  7,474         $ 10,220          $140,840

See accompanying notes to July 31, 2001 pro forma combined balance sheet.

     Notes to July 31, 2001 Pro Forma Combined Balance Sheet

     (a) Adjustment to reflect severance payment totalling $266,000 and accrual of $450,000 for severance and related obligations to former Clearvision employees for services rendered prior to August 31, 2001.

     (b) Adjustment of $572,000 to reflect payment of transaction expenses and other payments to major stockholders of Clearvision. Adjustment to reclassify $155,000 of deferred LaserVision transaction costs (previously paid to third party advisors) to goodwill. Adjustment to accrue legal and accounting fees of $120,000 and investment banker fees of $410,000 incurred by LaserVision relative to the transaction.

     (c) Adjustment to reflect payment of bank debt of Clearvision with proceeds of the transaction.

     (d) Adjustment to reflect payment of other debt of Clearvision with proceeds of the transaction.

     (e) Adjustment to eliminate debt and accrued interest not assumed by LaserVision as part of the Clearvision acquisition. This debt and accrued interest were forgiven by the various respective debt holders.

     (f) Adjustment to eliminate Clearvision historical equity accounts.

     (g) Adjustment to record LaserVision stock issued: 2,129,085 shares at $3.12, the average of the closing market prices from August 7, 2001 through August 13, 2001, two days prior through two days following the announcement of the acquisition of Clearvision by LaserVision. 750,000 of these common shares are being held in an escrow account pending settlement of certain post-acquisition purchase price contingencies.

     (h) Adjustment to record draw on LaSalle line of credit by LaserVision to fund cash portion of purchase price and related transaction costs.

     (i) Adjustment to record property and equipment at estimated fair market value. Under LaserVision depreciation policies, the remaining useful lives of the various Clearvision property and equipment categories are as follows:


                    Category                                            Life
                    --------                                            ----
                a.  Lasers                                            3.5 years
                b.  Medical equipment                                 2.5 years
                c.  Mobile equipment                                  3.0 years
                d.  Furniture, fixtures and leasehold improvements    3.0 years

     (j) Adjustment to record vendor concessions agreed to as of the transaction closing date on amounts owed by Clearvision.

     (k) Adjustment to eliminate investment in unconsolidated affiliate and related receivable and payable from/to affiliate as such amounts were not acquired or assumed by LaserVision in the acquisition of Clearvision.

Note:  Goodwill/Intangibles

In connection with the acquisition of Clearvision, LaserVision management does not believe there are material amounts of separately identifiable intangible assets to be valued apart from goodwill; however, further studies which are presently in process could possibly identify specific intangible assets other than goodwill, which would impact the accompanying pro forma financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, LaserVision has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 11, 2001

                                           LASER VISION CENTERS, INC.



                                           By /s/ Robert W. May
                                             ----------------------------------
                                             Robert W. May
                                             Vice Chairman and General Counsel

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

   2.1* Asset Purchase Agreement, dated as of August 9, 2001, by and among Laser Vision Centers, Inc., ClearVision Laser Centers, Inc., ClearVision Laser Centers - Western, LLC, ClearVision Laser Centers - Sunshine, LLC, ClearVision Laser Centers - Peachtree, LLC, ClearVision Laser Centers - Pacific Northwest, LLC, ClearVision Laser Centers - Keystone, LLC, ClearVision Laser Centers - Chesapeake, LLC, ClearVision Laser Centers - Great Lakes, LLC and ClearVision Laser Centers - Rocky Mountain, LLC.

   2.2* Escrow Agreement, dated as of August 31, 2001, by and among Laser Vision Centers, Inc., ClearVision Laser Centers, Inc., ClearVision Laser Centers - Western, LLC, ClearVision Laser Centers - Sunshine, LLC, ClearVision Laser Centers - Peachtree, LLC, ClearVision Laser Centers - Pacific Northwest, LLC, ClearVision Laser Centers - Keystone, LLC, ClearVision Laser Centers - Chesapeake, LLC, ClearVision Laser Centers - Great Lakes, LLC, ClearVision Laser Centers - Rocky Mountain, LLC and A.G. Edwards Trust Company FSB.

   2.3* Registration Rights Agreement, dated as of August 31, 2001, by and among Laser Vision Centers, Inc. and ClearVision Laser Centers, Inc.

   23**    Consent of Arthur Andersen LLP.










---------------
* Previously filed as exhibits to the Registrant's current Report on Form 8-K filed on September 9, 2001.

** Filed herewith